Exhibit 10.2

AGREEMENT OF LIMITED PARTNERSHIP
OF ROME LTH PARTNERS, LP
(a Texas limited partnership)

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AGREEMENT OF LIMITED PARTNERSHIP
OF ROME LTH PARTNERS, LP
(a Texas limited partnership)

This Agreement of Limited Partnership (the “Partnership Agreement”) of Rome LTH Partners, LP (the “Partnership”), a single asset entity, is made and entered into effective as of December 18, 2009, by and among (i) Rome LTH Managers, LLC, a Texas limited liability company, as General Partner, (ii) Cornerstone Rome LTH Partners LLC, a Delaware limited liability company (“CGI”), and (iii) the Cirrus Limited Partners (as defined herein).  Terms used but not otherwise defined herein shall have the meanings ascribed thereto in Article I hereof.

RECITALS:

WHEREAS, the Partnership has been formed as a limited partnership under the Texas Business Organizations Code; and

WHEREAS, the General Partner and the Limited Partners desire to enter into this Agreement for the purposes hereafter stated; and

NOW, THEREFORE, in consideration of the foregoing premises and covenants hereinafter set forth, the General Partner and the Limited Partners do hereby agree:

ARTICLE 1        DEFINITIONS

The following terms when used herein shall have the following meanings:

“Act” shall mean the Texas Limited Partnership Law, Chapters 151, 153, and 154 and the provisions of Title 1 to the extent applicable to limited partnerships, of the Texas Business Organizations Code, as it may be amended from time to time, and any successor thereto.

“ACC Creditor” has the meaning set forth in Section 4.3(c).

“ACC Notice Period” has the meaning set forth in Section 4.3(b).

“ACC Loan” has the meaning set forth in Section 4.3(c).

“Additional Capital Contribution” has the meaning set forth in Section 4.3(a).

“Adjusted Capital Account” means, with respect to any Partner, the Partner’s Capital Account balance, increased by the Partner’s share of Partnership Minimum Gain and Partner Minimum Gain.

“Adjusted Capital Account Deficit” shall mean, with respect to any Partner, the deficit balance, if any, in such Partner’s Adjusted Capital Account as of the end of the relevant fiscal year or other period, after giving effect to the following adjustments:

(i)          Credit to such Capital Account any amounts which such Partner is obligated to restore or is deemed to be obligated to restore pursuant to Section 1.704-1(b)(2)(ii)(c) of the Regulations, the next to last sentence of Section 1.704-2(g)(1) of the Regulations and the next to the last sentence of Section 1.704-2(i)(5) of the Regulations; and

(ii)         Debit to such Capital Account the items described in Sections 1.704-1 (b)(2)(ii)(d)(4), (5) and (6) of the Regulations.

For these purposes, no Partner who has an unconditional obligation to restore any deficit balance in his/her/its Capital Account in accordance with the requirements of Section 1.704-1(b)(2)(ii)(b)(3) of the Regulations shall have an Adjusted Capital Account Deficit.

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-l(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

“Affiliate” shall mean any person or entity that directly or indirectly, through one or more intermediaries, controls, is controlled by, is under common control with, or has a meaningful economic interest in such first person or entity.

“Arbitration” has the meaning set forth in Section 15.13.

“Basic Regulatory Allocations” has the meaning set forth in Section 5.5(k)(i).

“Bankruptcy” of a person shall be deemed to have occurred upon the happening of any of the following:  (i) the filing by such person of an application for, or a consent to, the appointment of a trustee for such person’s assets, (ii) the filing by such person of a voluntary petition in bankruptcy or the filing of a pleading in any court of record admitting in writing its inability to pay its debts as they come due, (iii) the making by such person of a general assignment for the benefit of creditors, (iv) the filing by such person of an answer admitting the material allegations of, or its consenting to, or defaulting in answering a bankruptcy petition, filed against it in any bankruptcy proceeding, or (v) the entry of an order, judgment or decree for relief with respect to such person in any bankruptcy proceeding by any court of competent jurisdiction or the appointment of a trustee of its assets, and such order, judgment or decree continues unstayed and in effect for a period of sixty (60) days.

“Business Day” shall mean any day other than a Saturday, Sunday or legal holiday in the State of Texas.

“Capital Account” shall mean an account established and maintained by the Partnership for each of the Partners in accordance with Section 5.1.

“Capital Contribution(s)” shall mean the amount of cash contributed to the capital of the Partnership from time to time by a Partner.  In addition to cash, Capital Contributions may include the amount drawn under any letter of credit provided by a Partner.  The initial Capital Contribution of each of the Partners is set forth on Exhibit C attached hereto.

“Capital Event” shall mean (i) a refinancing of any debt for which the Partnership is obligated and which is secured by a lien against the Land and/or the Property, or (ii) a sale of all or substantially all of the Property by the Partnership.

“Capital Proceeds” shall mean the proceeds from a Capital Event, after payment of all indebtedness repaid from said event (including, without limitation, the retirement of the Construction Loan) and all costs of the Partnership directly related to said event.

“Cash Flow” for any year shall mean the sum of the gross cash receipts of the Partnership (other than the proceeds from a Capital Event, from any indebtedness or from Capital Contributions) and any reductions in the amount of the Reserve maintained by the Partnership less the sum of (i) the cash expenses of the Partnership, including, without limitation, fees and expenses payable by the Partnership pursuant to Article 14 hereof, (ii) any capital expenditures paid out of what would otherwise be Cash Flow, (iii) principal and interest payments on any indebtedness of the Partnership paid out of what would otherwise be Cash Flow, and (iv) any additions to the amount of the Reserve maintained by the Partnership paid out of what would otherwise be Cash Flow.

“CEF” shall mean 2010 CEF, LP, a Texas limited partnership.

“CGI” shall mean Cornerstone Rome LTH Partners LLC, a Delaware limited liability company.

“CGI Response Notice” shall have the meaning set forth in Section 9.9(a).

“CGI Valuation” shall have the meaning set forth in Section 9.9(a).

“CGI Change of Control Event” shall mean (i) any direct or indirect disposition by CGI of its interest in the Partnership to any entity not controlled by the Persons controlling CGI immediately preceding such disposition, including without limitation any sale of stock or other equity interest in CGI and/or any subsidiary or Affiliate of CGI and/or any entity directly or indirectly owning CGI and/or any such subsidiary or Affiliate in a transaction the result of which vests control of such entity(ies) in Persons not controlling CGI immediately preceding such transaction; or (ii) any merger or other combination of CGI or any subsidiary or Affiliate entity which directly or indirectly owns an interest in the Partnership with any entity in a transaction the result of which vests control of such entities in Persons not controlling CGI immediately preceding such transaction.

“CGI Change of Control Valuation” shall have the meaning set forth in Section 7.9(a).

“Certificate of Occupancy” shall mean the certificate of occupancy or other governmental approval for the shell building constituting a part of the Improvements and for the long-term acute care hospital constituting a part of such Improvements.

“Cirrus” shall mean The Cirrus Group, LLC, a Texas limited liability company, an Affiliate of the Cirrus Limited Partners.

“Cirrus Change of Control Event” means (i) the death or permanent disability of Hutchison and Dodd, (ii) the permanent cessation by Hutchison and Dodd of involvement in the business and affairs of Cirrus or the General Partner, (iii) the transfer by Hutchison and Dodd of their interests in Cirrus, (iv) the transfer by Hutchison of his interest in Comanche, (v) the transfer by Dodd of his interest in Fairlane or (vi) removal of the General Partner under Section 7.11.

“Cirrus Limited Partners” shall mean Comanche, Fairlane and CEF.

“Cirrus Partners” means the Cirrus Limited Partners and the General Partner (so long as the General Partner is an Affiliate of one or more of the Cirrus Limited Partners).

“Cirrus Representative” shall have the meaning set forth in Section 7.10(a).

“Code” shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

“Comanche” shall mean Comanche Interests, LLC, a Texas limited liability company.

“Construction Contract” has the meaning set forth in Section 7.5(a).

“Construction Lender” shall mean Mutual of Omaha Bank and/or such other lender as may be designated to provide the Construction Loan and any successors or assigns thereof or the lender(s) under any refinance thereof.

“Construction Loan” shall mean those agreements with the Construction Lender to advance to the Partnership amounts sufficient to provide a portion of the financing for acquisition of the Property and to enable the Partnership to construct the Improvements on the Land that will comprise the Property and to pay such other costs as are set forth in or contemplated by the Development Budget.  It is anticipated that the Construction Loan will be secured by that First Deed of Trust and other collateral documentation as may be required by Construction Lender in favor of the Construction Lender.  The term “Construction Loan” shall also include any subsequent financing that is used, in whole or part, to repay the Construction Loan.

“Construction Period” shall have the meaning set forth in Section 4.2(b).

“Contribution Account” shall mean a record keeping account to be maintained by the Partnership for each Partner, the initial balance of which shall equal zero.  Each Partner’s Contribution Account shall be increased (credited) by an amount equal to the Capital Contributions to the Partnership by that Partner pursuant to Sections 4.1, 4.2 and 4.3 hereof, as and when such Capital Contributions are made or deemed made, excluding, however, any Additional Capital Contributions made by Comanche and/or Fairlane to fund Controllable Overruns.  The outstanding balance of each Partner’s Contribution Account shall be reduced (debited) by any amounts distributed to that Partner pursuant to this Agreement hereof.

“Control” shall mean, when used with respect to any Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership or voting securities or other voting interests, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have the meanings correlative to the foregoing.

“Controllable Overruns” shall mean any Cost Overruns other than Uncontrollable Overruns.

“Cost Overrun” shall mean costs for the construction of the Improvements which are in excess of the projected costs provided for in the applicable Development Budget, after drawing all available funds under any contingency line items provided in the Development Budget and applying all net aggregate savings from line items in the Development Budget.

 “Defaulted Amount” has the meaning set forth in Section 4.2(c).

“Defaulting Partner” has the meaning set forth in Section 4.2(c).

“Depreciation” shall mean for any asset for any fiscal year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable for federal income tax purposes with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction allowable for that asset for such year or other period bears to such beginning adjusted tax basis, provided, that if the depreciation, amortization and other cost recovery deduction allowable for federal income tax purposes for any asset for such year or other period is zero, then Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.

“Designated Contract” shall have the meaning set forth in Section 7.9(a).

“Development Budget” means the development budget attached hereto as Exhibit B and made a part hereof for all purposes.

“Dodd” means Jason K. Dodd.

“Equity Partners” shall mean Partners that have made Capital Contributions to the Partnership.

“Fair Value” shall mean, with respect to any Partnership Interest, the fair value thereof, as determined by an independent appraiser selected by the General Partner with Majority Approval, the cost of which appraisal will be borne by the Partnership.

“Fairlane” shall mean Fairlane Fund One, LP, a Texas limited partnership.

“Force Majeure” shall mean (i) acts of God, (ii) the elements, (iii) governmental restrictions, regulations or controls initially enacted or otherwise promulgated after the date hereof, (iv) enemy action, civil commotion or acts of terrorism, (v) fire or other casualty, or (vi) any other cause beyond the reasonable control of the General Partner and which the General Partner could not reasonably foresee and make provisions against; provided that, the lack of funds shall not be deemed to be a condition beyond the control of such party; further provided that Developer is taking the risk of the consequences of any accident, mechanical breakdowns, defaults by the General Contractor or any subcontractor, strikes, labor disputes, and shortages of or inability to obtain labor, utilities and/or materials.

“General Contractor” shall mean Brasfield Gorrie or such other entity as may be selected by the General Partner with the prior written consent of CGI.

“General Partner” shall initially mean Rome LTH Managers, LLC, a Texas limited liability company and an Affiliate of Cirrus, and such other persons as may be admitted as a General Partner in accordance with this Agreement.

“Gross Asset Value” shall mean, for any asset, such asset’s adjusted basis for federal income tax purposes, except as follows:

(i)          The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset on the date of determination, as determined by the contributing Partner and the Partnership;

(ii)         The Gross Asset Value of all Partnership assets shall be adjusted to equal their respective gross fair market values, as determined by the General Partner, as of the following times:  (A) the acquisition of an additional interest in the Partnership by any new or existing Partners in exchange for more than a de minimis Capital Contribution if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership; (B) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership Property as consideration for an interest in the Partnership if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership; and (C) the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g);

(iii)        The Gross Asset Value of any Partnership asset distributed to any Partner shall be the gross fair market value of such asset on the date of distribution; and

(iv)        The Gross Asset Value of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Section 1.704-1(b)(2)(iv)(m) of the Regulations and Section 5.5(g); provided, however, that Gross Asset Value shall not be adjusted pursuant to this paragraph (iv) to the extent the General Partner determines that an adjustment pursuant to paragraph (ii) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph (iv).

If the Gross Asset Value of an asset has been determined or adjusted pursuant to paragraphs (i), (ii) or (iv) of this provision, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

“Ground Lease”  shall mean that certain Ground Lease Agreement dated December 18, 2009, by and between the Partnership, as Tenant, and Floyd Healthcare Management, Inc., d/b/a Floyd Medical Center, a Georgia non-profit corporation, as Landlord, whereby the partnership shall lease the Land.

“Hutchison” means William L. Hutchison, Jr.

“Improvements” shall mean all buildings, structures, fixtures and other improvements and completed tenant improvements constructed or placed on the Land during the term of the Ground Lease.

“Indemnified Party” has the meaning set forth in Section 7.7(b).

“Insurance Program” has the meaning set forth in Section 7.6.

“Land” shall mean the real property described in Exhibit A attached hereto.

“Limited Partners” shall mean CGI and the Cirrus Limited Partners as the initial Limited Partners and such other persons who may be admitted as additional Limited Partners in accordance with this Agreement.

“Major Decision” shall mean any of the actions described in Section 7.3.

“Majority Approval” shall mean the deemed acceptance by Partners whose Percentage Interests constitute in excess of fifty percent (50%) of the Percentage Interests of all Partners.  Whenever in this Agreement the Majority Approval of the Partners is required or otherwise requested, each Partner shall have ten (10) calendar Business Days after the date on which the request for consent or approval is given by the General Partner in which to disapprove of the matter in writing.  A Partner who does not disapprove of the matter in writing within such ten (10) Business Day period shall be deemed to have approved the matter.

“Mandatory Capital Contributions” shall have the meaning set forth in Section 4.2(a).

“Monetization Notice” shall have the meaning set forth in Section 9.9(a).

“Non-Defaulting Partners” has the meaning set forth in Section 4.3(c).

“Nonrecourse Deductions” shall have the meaning assigned to the term “nonrecourse deductions” in Regulations Section 1.704-2(b)(1).

“Nonrecourse Regulatory Allocations” has the meaning set forth in Section 5.5(k)(ii).

“Partner” shall mean either the General Partner or any of the Limited Partners.

“Partner Minimum Gain” shall mean the meaning assigned to the term “partner nonrecourse debt minimum gain” in Regulations Section 1.704-2(i)(2).

“Partner Nonrecourse Debt” shall have the meaning assigned to the term “partner nonrecourse debt” in Regulations Section 1.704-2(b)(4).

“Partner Nonrecourse Deductions” shall have the meaning assigned to the term “partner nonrecourse deductions” in Regulation Sections 1.704-2(i)(1) and 1.704-2(i)(2).

“Partner Nonrecourse Regulatory Allocations” has the meaning set forth in Section 5.5(k)(iii).

“Partners” shall mean the General Partner and the Limited Partners.

“Partnership” shall mean Rome LTH Partners, LP, a Texas limited partnership, formed under the Act.

“Partnership Agreement” shall mean this Limited Partnership Agreement as from time to time amended pursuant to Article 12.

“Partnership Interest” shall mean the entire interest of a Partner in the Partnership, including without limitation, its interest in Profits, Losses, and Cash Flow as set forth in this Agreement.

“Partnership Interest Purchase Price” shall have the meaning set forth in Section 7.9(a).

“Partnership Minimum Gain” shall have the meaning assigned to the term “partnership minimum gain” in Regulations Sections 1.704-2(b)(2) and 1.704-2(d).

“Percentage Interest” shall mean the Percentage Interests of each of the Partners as set forth in Exhibit D.

“Person” shall mean any individual, partnership, corporation, limited liability company or other legal entity.

“Preferred Return Account” shall mean a record keeping account to be maintained by the Partnership for each Partner, the initial balance of which shall be zero.  The Preferred Return Account of each Partner shall be increased from time to time by an amount equal to an twelve percent (12%) per annum simple, non-compounded return on the then outstanding amount of such Partner’s Contribution Account, accruing from the date of such Partner’s initial and any additional Capital Contribution (but in no event prior to the later of (i) admission of such Partner to the Partnership, (ii) deposit of such Partner’s Capital Contribution into the Partnership’s account or the deemed payment thereof, or (iii) acquisition of the Land).  The balance of each Partner’s Preferred Return Account shall be reduced by distributions to such Partner pursuant to Sections 6.1(a), 6.1(b), and 6.2(a) hereof.

“Principal Sublease” shall mean the Lease Agreement between the Partnership, as Landlord, and The Specialty Hospital, LLC, a Georgia limited liability company, as Tenant.

“Profits” and “Losses” shall mean for each fiscal year or other period, an amount equal to the Partnership’s taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(i)          Any income of the Partnership that is exempt from federal income tax as described in Section 705(a)(1)(B) of the Code and not otherwise taken into account in computing Profits and Losses pursuant to this subsection (i) shall be added to such taxable income or loss as if it were taxable income;

(ii)         Any expenditures of the Partnership described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this provision shall be subtracted from such taxable income or loss as if such expenditures were deductible items;

(iii)        In the event the Gross Asset Value of any of the Partnership assets are adjusted pursuant to this Agreement, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing such taxable income or loss;

(iv)        Gain or loss resulting from any disposition of Partnership property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

(v)        In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year or other period; and

(vi)       Notwithstanding any other provision of this Agreement, any items that are specially allocated pursuant to Section 5.5 hereof shall not be taken into account as taxable income or loss for purposes of computing Profits or Losses.

If the Partnership’s taxable income or taxable loss for the year or period, as adjusted pursuant to subparagraphs (i)-(vi) above, is a positive amount, that amount shall be the Partnership’s Profit for such fiscal year or other period; and if negative, that amount shall be the Partnership’s Loss for such fiscal year or other period.

“Promote” shall mean the distributions provided to the Cirrus Limited Partners in clause (ii) of Sections 6.1(b) and 6.2(c).

“Promote Percentage” shall mean the percentages provided in Exhibit E attached hereto.

“Promote Termination Amount” shall have the meaning set forth in Section 9.9(a).

“Property” shall mean the Partnership’s interest in the Land and the Partnership’s interest in any improvements currently existing or to be constructed on the Land by the Partnership and all other structures, improvements and personal property on or relating to the Property and which are owned by the Partnership from time to time, including, without limitation, the Improvements.

“Property Value” shall mean the value of the Property determined under the terms of Section 7.9(f).

“Regulations” shall mean the Department of Treasury Regulations promulgated under the Code, whether proposed, temporary, or final, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Regulatory Allocations” consist of the Basic Regulatory Allocations, the Nonrecourse Regulatory Allocations and the Partner Nonrecourse Regulatory Allocations.

“Reserve” shall mean a working capital and capital expenditure reserve to be maintained by the Partnership in an amount to be determined by the General Partner with the prior written consent of CGI.  The initial balance of the Reserve shall be the amount set forth in the Development Budget.

“Security Acts” has the meaning set forth in Section 13.2(h).

 “Transaction Documents” has the meaning set forth in Section 15.14.

“Transaction Value” has the meaning set forth in Section 7.9(a).

“Transfer” has the meaning set forth in Section 9.1.

“Uncontrollable Overruns” shall mean increases in costs resulting from either (a) tenant requested change orders which are incurred in consideration for increase in lease rental rate which assures the same rate of return on such lease or existed prior to implementing such change order, or (b) as a result of Force Majeure.

ARTICLE 2         FORMATION AND NAME

Section 2.1.          Formation.

The Partners agree to form the limited partnership under the Act for the limited purposes and scope set forth in this Agreement.  Except as expressly herein provided, the Act shall govern the rights and liabilities of the Partners.

Section 2.2.          Name.

The name of the Partnership shall be “Rome LTH Partners, LP”, provided that the Partners may change the name of the Partnership or adopt such trade or fictitious names as they may deem appropriate.

Section 2.3.          Certificates Regarding the Partnership.

The General Partner shall file with the Secretary of State of the State of Texas a Certificate of Formation and shall thereafter file or record with the proper offices in each jurisdiction or political subdivision in which the Partnership conducts business, such certificates as are in the General Partner’s opinion required by the Act or any applicable partnership act, fictitious name act, or similar statute in effect in such jurisdiction or political subdivision.  The General Partner shall further execute, acknowledge and promptly file or record, such amended certificates or additional certificates as may in the General Partner’s opinion be from time to time be required by such statutes to permit the continued existence and operation of the Partnership.

ARTICLE 3        ORGANIZATIONAL REQUIREMENTS

Section 3.1.          Commencement Date; Terms of Partnership.

The Partnership will commence upon the later of (i) the filing with the Secretary of State of the State of Texas a Certificate of Formation or (ii) the execution of this Agreement, and shall continue until wound up and terminated as provided in Article 10 hereof.

Section 3.2.          Purpose and Business of Partnership.

The business and purpose of the Partnership shall be to (a) lease the Land pursuant to the Ground Lease, as approved in writing by CGI, and to construct thereon the Improvements, as approved in writing by CGI, (b) to expand the Improvements as may be agreed upon with the lessor under the Ground Lease and construct on the Land such other ancillary medical use structures as the General Partner may determine, (c) conduct such other activities as are set forth in or contemplated by the Development Budget, (d) lease, manage, own, operate and sell the Property, and (e) do all things necessary, proper, convenient or incidental to the accomplishment of the foregoing.

Section 3.3.          Principal Place of Business.

The principal place of business of the Partnership is 9301 North Central Expressway, Suite 300, Dallas, Texas 75231.  Such address may be changed to such other location as the General Partner may determine.

Section 3.4.          Addresses of Partners.

The addresses of the Partners are set forth on the respective signature pages.

ARTICLE 4        CAPITAL CONTRIBUTIONS

Section 4.1.          Initial Capital Contributions.

(a)         General Partner.  The General Partner shall make the Capital Contribution(s) to the Partnership as set forth on Exhibit C.

(b)         Limited Partners.  The Limited Partners shall make the Capital Contribution(s) to the Partnership as set forth on Exhibit C.

Section 4.2.          Mandatory Capital Contributions.

(a)         Mandatory Capital Contributions.  The Mandatory Capital Contributions (herein so called) shall be those Capital Contributions required to be made by (i) Comanche, Fairlane and CGI under Section 4.2(c) and/or (ii) by CGI under Section 9.9.

(b)         Cost Overruns.  Comanche and Fairlane shall be obligated to fund Mandatory Capital Contributions in the amount of any Controllable Overruns.  Such Mandatory Capital Contributions shall be funded by Comanche and Fairlane on or before the expiration of thirty (30) days following the determination of any Controllable Overruns (which may occur on more than one occasion), in the proportion that their respective Percentage Interests bear to each other, but totaling one hundred percent (100%) of such Mandatory Capital Contributions.  Mandatory Capital Contributions to fund Controllable Overruns shall not constitute Capital Contributions, shall not be credited to the Contribution Accounts or Capital Accounts of Comanche and Fairlane and shall not be returnable to Comanche and Fairlane under Sections 6.1 or 6.2.  Comanche, Fairlane and CGI shall be obligated to fund Mandatory Capital Contributions to the extent required to fund Uncontrollable Overruns, which such Mandatory Capital Contributions shall be funded by Comanche, Fairlane and CGI in the following proportions:  (i) forty-five percent (45%) by CGI, and (ii) fifty-five percent (55%) by Comanche and Fairlane.  Mandatory Capital Contributions to fund Uncontrollable Overruns shall constitute Capital Contributions and shall be credited to the Contribution Accounts for the Partners making such Mandatory Capital Contributions.

(c)         Guaranty of Cirrus.  Cirrus has joined in the execution of this Partnership Agreement to evidence its guaranty of the contribution by Comanche and Fairlane of all Mandatory Capital Contributions required to fund Controllable Overruns.  In the event Comanche and/or Fairlane fail to make any such Mandatory Capital Contributions to fund Controllable Overruns within the time provided under Section 4.2(b), Cirrus will pay such sums to the Partnership on behalf of Comanche and/or Fairlane.

(d)         Loss of Promote.  In the event Comanche or Fairlane fail to fund their portion of any Mandatory Capital Contributions required to fund Controllable Overruns (the amount not so funded by Comanche and/or Fairlane being herein called the “Deficit Mandatory Capital Contribution”) and Cirrus fails to pay the Deficit Mandatory Capital Contribution to the Partnership as provided within the time period under Section 4.2(b), then, upon election of CGI by written notice delivered to Comanche and Fairlane at any time prior to the funding of the Deficit Mandatory Capital Contribution by Comanche, Fairlane and/or Cirrus, the Promote shall terminate and be of no further force or effect.  In the event the General Partner is contesting by appropriate legal proceedings the obligation of the Partnership to pay any amount included or asserted to be included within Controllable Overruns, the amount so contested shall be included in Cost Overruns only to the extent finally determined to be valid and subsisting in such proceedings.  In the event of any such contest, Comanche and/or Fairlane, as may be the case, and Cirrus shall have a period of thirty (30) days after the date on which any contested Controllable Overruns are determined to be valid in any such proceedings in which to pay the Controllable Overruns so determined to be valid.

Section 4.3.          Additional Capital Contributions.

(a)          In addition to the circumstances provided in Section 4.2, to the extent that the Partnership has insufficient cash flow from operations, loan draws, or Reserves to fund the cash expenditures of the Partnership in leasing the Land, operating the Property, or constructing the Improvements, including without limitation, debt service, and the General Partner determines that Capital Contributions in addition to those set forth in Sections 4.1 and/or 4.2 are appropriate in order for the Partnership to fund such expenses, expenditures and obligations, then, and in addition to or in lieu of any other sources for payment thereof, the General Partner may request the Limited Partners to contribute cash to the Partnership  in an amount necessary to enable the Partnership to fund such expenses, expenditures and obligations in the following proportions: (i) forty-five percent (45%) by CGI, and (ii) fifty-five percent (55%) by Comanche and Fairlane (said additional Cash Contributions shall herein be referred to as an “Additional Capital Contribution”).  After the termination of the Promote under Section 9.9, additional Cash Capital Contributions shall be made by the Equity Partners in the ratio of their respective Percentage Interests.  Additional Capital Contributions will require the prior written approval of CGI, except for Additional Capital Contributions required in order to provide the funds to (i) pay off the Construction Loan at maturity (whether the original stated maturity or through an acceleration, but excluding an acceleration based solely on the failure of Comanche, Fairlane, Hutchison or Dodd to comply with an obligation expressly applicable to all or part of them under the Construction Loan) or (ii) make a principal pay down in connection with an extension of the term of the Construction Loan or required by any new lender in order to refinance the Construction Loan in each case under this clause (ii), within six (6) months of the original maturity of the Construction Loan, which may be called for by the General Partner without requiring any approval of CGI.  The provisions of this Section 4.3 are for the sole and exclusive benefit of the Partnership and the Partners; no third party shall have any right granted to the Partnership or the Partners pursuant to this Section 4.3, and no third party is intended to be or shall be considered a third party beneficiary of the provisions of this Section 4.3.

(b)         If Additional Capital Contributions are requested to be made pursuant to this Section 4.3, the General Partner shall give notice thereof to the other Partners, which notice shall specify in reasonable detail the amount, need, and purpose of any such Additional Capital Contributions.  Each Limited Partner shall, within ten (10) days of the giving of such notice (such period being referred to herein as the “ACC Notice Period”), deposit the Additional Capital Contribution requested by such notice in a Partnership bank account in the following proportions: (i) forty-five percent (45%) by CGI, and (ii) fifty-five percent (55%) by Comanche and Fairlane.  After the termination of the Promote under Section 9.9, Additional Capital Contributions shall be made by the Equity Partners in the ratio of their respective Percentage Interests.

(c)         In the event the Partnership, with Majority Approval, undertakes to expand the building constituting part of the Property as contemplated under the Ground Lease, any Capital Contributions required in connection with such expansion, shall be made in the ratio of ninety percent (90%) by CGI and ten percent (10%) by Comanche and Fairlane (split equally between Comanche and Fairlane).

Section 4.4           Remedies for Failure to Fund Mandatory Capital Contributions or Additional Capital Contributions.

(a)         If any Limited Partner (a “Defaulting Partner”) fails to make the Mandatory Capital Contributions and/or Additional Capital Contribution required by this Sections 4.2 or 4.3 (the “Defaulted Amount”), then the General Partner or any one or more persons or entities selected by the General Partner in its discretion (each, an “ACC Creditor”) may advance (each, an “ACC Loan”) the Defaulted Amount to the Partnership.  An ACC Creditor will not be required to be a Partner and may or may not be an Affiliate of the General Partner.  Each ACC Loan shall bear interest at an interest rate to be determined by the General Partner in its sole discretion, but not to exceed 18% per annum, and shall be repaid from the Defaulting Partner’s share of the first available distributions of Cash Flow, Capital Proceeds or liquidating proceeds from the Partnership, which shall be paid directly to each ACC Creditor in proportion to their respective ACC Loan amounts until the principal balance of and all interest on the ACC Loans are repaid in full.

(b)         In addition to the foregoing provisions of Section 4.4(a), any Defaulting Partner shall be deemed to have granted to the General Partner an irrevocable proxy, coupled with an interest, to approve and/or vote with respect to any matter required under this Agreement to be approved or authorized by the Limited Partners, including without limitation any matter requiring a Majority Approval.  Such proxy shall terminate automatically at such time as all ACC Loans (including principal and interest) to any Defaulting Partner have been either (i) repaid in full or (ii) converted into Additional Capital Contributions pursuant to Section 4.4(c).

(c)         Each ACC Creditor that is a Partner shall have the right, exercisable within ninety (90) days after the date of making any particular ACC Loan and after giving written notice to the General Partner, to elect to convert such ACC Loan and all accrued but unpaid interest thereon to an Additional Capital Contribution, in which event the Percentage Interests of the Partners shall be adjusted, effective as of the end of the ACC Notice Period, to reflect the revised Contribution Accounts of the Partners as a result of such Additional Capital Contributions.

Section 4.5.          Negative Capital Accounts.

If any Partner has a negative balance in its Capital Account on the date of the liquidation of such Partner’s interest in the partnership (within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Regulations) after taking into account allocations of Profits, Losses, and other items of income, gain, loss, deduction or credit, and distributions of cash or property (in each case as provided in Article V or Article VI), that Partner shall have no obligation to restore the negative balance or to make any Capital Contribution by reason thereof, and the negative balance shall not be considered an asset or a liability of the Partnership or of any Partner.

Section 4.6.          Withdrawal of Capital Contributions.

No Partner shall be entitled to withdraw any part of its capital contribution or to receive any distributions from the Partnership, except as specifically provided in this Agreement.

Section 4.7.          Interest on Capital Contribution.

No interest shall be paid to any Partner on account of its capital contribution, except as expressly provided in this Agreement.

Section 4.8.          Priority.

No Partner shall be entitled to priority over any other Partner with respect to distributions or allocations, except as expressly provided in this Agreement.

ARTICLE 5         CAPITAL ACCOUNTS; ALLOCATIONS OF PROFITS AND LOSSES

Section 5.1.          Capital Accounts.

(a)      In General.

(i)           Separate Capital Accounts shall be established and maintained for each Partner in accordance with this Section 5.1(a), which shall control the division of assets upon liquidation of the Partnership to the extent provided in Section 10.2.  Each Capital Account shall be maintained in accordance with the following provisions:

(A)           The Capital Account of each Partner shall be increased by the amount of cash and the Gross Asset Value of any other Capital Contributions made by such Partner to the Partnership pursuant to this Agreement, by such Partner’s allocable share of Profits and any item of income or gain specially allocated to such Partner pursuant to Section 5.5, and by the amount of any Partnership liabilities assumed by such Partner or that are secured by any property distributed to such Partner.

(B)           The Capital Account of each Partner shall be decreased by the amount of cash and the Gross Asset Value of any other property distributed to such Partner pursuant to this Agreement (other than cash distributed in repayment of loans made by such Partner to the Partnership), by such Partner’s allocable share of Losses and any items of expense or loss specially allocated to such Partner pursuant to Section 5.5, and by the amount of any liabilities of such Partner assumed by the Partnership or any liabilities secured by any property contributed by such Partner to the Partnership.

(C)           If all or a portion of an interest in the Partnership is Transferred in accordance with the terms of this Agreement, the Transferee shall succeed to the Capital Account of the Transferor to the extent the Capital Account relates to the Transferred interest.

(D)           The principal amount of a promissory note that is not readily traded on an established securities market and that is contributed to the Partnership by the maker of the note shall not be included in the Capital Account of any Partner until the Partnership makes a taxable disposition of the note or until and to the extent that principal payments are made on the note, all in accordance with Section 1.704-1(b)(2)(iv)(d)(2) of the Regulations.

(E)            In determining the amount of any increase or decrease for purposes of clauses (A) and (B) in the maintenance of Capital Accounts, there shall be taken into account Section 752(c) of the Code and any other applicable provisions of the Code and Regulations.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Section 1.704-1(b)(2)(iv) of the Regulations and shall be interpreted and applied in a manner consistent with such Regulations.  In the event the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Partnership or a Partner), are computed in order to comply with such Regulations, the General Partner may make such modification, provided that it will not have an effect on the amounts distributable to any Partner pursuant to Section 10.2(b)(iv) hereof upon the dissolution and liquidation of the Partnership.

Section 5.2.          Profits and Losses.

After giving effect to the allocations set forth in Section 5.5, all Profits and Losses of the Partnership for any fiscal year or other period, other than Profits or Losses incurred in connection with a Capital Event, shall be allocated to and among the Partners in the manner set forth below.  Profits and Losses allocated hereunder shall be allocated after adjusting the Partners’ Capital Accounts by the Cash Flow distributed by the Partnership for the year in which such allocation relates, and the Cash Flow distributed shortly thereafter to the extent such Cash Flow was generated in the year in which the allocation relates.

(a)          Profits from operations shall be allocated to the Partners in the following order of priority:

(i)             First, to each Partner with a negative balance in its Capital Account, in proportion to such negative Capital Account balances, until such negative Capital Account balances have been eliminated;

(ii)            Next, to each Partner in the minimum amounts required to cause each such Partner’s positive Capital Account balance to equal each such Partner’s Preferred Return Account, in proportion to such required amounts;

(iii)           Next, to each Partner in the minimum amount required to cause each such Partner’s positive Capital Account balance to equal the sum of such Partner’s (1) Preferred Return Account and (2) Contribution Account, in proportion to such required amounts; and

(iv)   Thereafter, to the Partners in the ratio of their Percentage Interests.

(b)            Subject to the limitation in Section 5.6, Losses from operations shall be allocated to the Partners in the following order of priority:

(i)             First, to each of the Partners in proportion to and to the extent of the amounts necessary to cause their respective Capital Accounts to equal the sum referred to in Section 5.2(a)(iii), in proportion to the required amounts;

(ii)            Next, to each of the Partners in proportion to and to the extent of the amounts necessary to cause their respective Capital Accounts to equal the sum referred to in Section 5.2(a)(ii), in proportion to the required amounts;

(iii)            Next, to each Partner with a positive balance in its Capital Account in proportion to such positive Capital Account balances, until such positive Capital Account balances have been eliminated; and

(iv)            Thereafter, to the Partners in the ratio of their Percentage Interests.

Section 5.3.          Allocation of Profits and Losses from Capital Events.

All Profits and Losses of the Partnership in connection with a Capital Event, and all items of income, gain, deduction, and loss realized in the year the Capital Event occurs, or in any subsequent year, and all Profits and Losses realized in the year the Partnership is liquidated, shall be allocated to the Partners in such amounts as shall produce Capital Account balances of the Partners that will permit liquidating distributions under Section 10.2(b)(iv) to be made in a manner identical to the order of priorities set forth in Section 6.2.

Section 5.4.          Limitation on Allocation of Losses.

Notwithstanding the provisions of Section 5.2 and Section 5.3, no Partner shall be allocated Losses pursuant to Section 5.2 or Section 5.3 to the extent such allocation would cause such Partner to have an Adjusted Capital Account Deficit at the end of any fiscal year.  In the event Losses cannot be allocated pursuant to Section 5.2 or Section 5.3 as a result of the limitation contained in the preceding sentence, then such Losses shall be allocated to Partners with positive Adjusted Capital Account balances remaining at such time in proportion to such positive balances, to the maximum amount permissible pursuant to the provisions contained in the preceding sentence.  If no other Partner may receive an additional allocation of Losses pursuant to such limitation, such additional Losses not allocated shall be allocated solely to those Partners that bear the economic risk for such additional Losses within the meaning of Section 704(b) of the Code and the Regulations thereunder.  If it is necessary to allocate Losses under the preceding sentence, the General Partner shall determine those Partners that bear the economic risk for such additional Losses.

Section 5.5.          Special Allocations.

(a)         Qualified Income Offset.  In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) of the Regulations and such adjustments, allocations and/or distributions result in an Adjusted Capital Account Deficit, items of Partnership income and gain shall be specially allocated to each such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Partner as quickly as possible; provided that an allocation pursuant to this Section 5.5(a) shall be made only if and to the extent that such Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article V have been tentatively made as if this Section 5.5(a) were not in this Agreement.  This Section 5.5(a) is intended to comply with the qualified income offset requirement of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently thereunder.

(b)         Minimum Gain Chargeback—Partnership Nonrecourse Liabilities.  Notwithstanding any other provisions of this Article V, except as provided in Section 1.704-2(f)(2) through (5) of the Regulations, if there is a net decrease in Partnership Minimum Gain during any Partnership fiscal year or other period, then each Partner shall be allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in the manner and in an amount provided in Sections 1.704-2(f), 1.704-2(g)(2) and 1.704-2(j)(2)(i)-(iii) of the Regulations, or any successor provisions.  For purposes of this Section 5.5(b) only, each Partner’s Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to this Article V with respect to such fiscal year or other period (other than allocations pursuant to Section 5.5(e) or 5.5(f).  The items to be so allocated shall be determined in accordance with Sections 1.704-2(f)(6) and 1.704-2(i)(2) of the Regulations.  This Section 5.5(b) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

(c)         Minimum Gain Chargeback—Partner Nonrecourse Debt.  Notwithstanding the other provisions of this Article V (other than Section 5.5(b), except as provided in Section 1.704-2(i)(4) of the Regulations), if there is a net decrease in Partner Minimum Gain during any Partnership fiscal year or other period, each Partner who has a share of the Partner Minimum Gain at the beginning of such year or other period, determined in accordance with Section 1.704-2(i)(5) of the Regulations, shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent fiscal years) in the manner and in an amount provided by Sections 1.704-2(i)(4) and 1.704-2(i)(2) of the Regulations, or any successor provisions.  For purposes of this Section 5.5(c), each Partner’s Adjusted Capital Account Deficit shall be determined and the allocations of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Article V with respect to such fiscal year or other period, other than Sections 5.5(b), 5.5(e) and 5.5(f), with respect to such taxable period.  This Section 5.5(c) is intended to comply with the minimum gain chargeback requirement relating to Partner Nonrecourse Debt set forth in Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(d)         Gross Income Allocation.  If any Partner has a deficit Capital Account at the end of any fiscal year, and such deficit Capital Account is in excess of the sum of (A) the amount such Partner is obligated to restore pursuant to any provisions of this Agreement and (B) the amount such Partner is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Section 1.704-2(g)(1) and 1.704-2(i)(5), each such Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 5.5(d) shall be made only if and to the extent that such Partner would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article V hereof have been made as if Section 5.5(a) hereof and this Section 5.5(d) were not in this Agreement.

(e)         Nonrecourse Deductions.  Notwithstanding any other provisions of this Agreement, Nonrecourse Deductions shall be allocated among the Partners in proportion to their respective Capital Contributions to the Partnership.

(f)          Partner Nonrecourse Deductions.  Notwithstanding any other provisions of this Agreement, any Partner Nonrecourse Deductions for any fiscal year or other period shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Section 1.704-2(i) of the Regulations.

(g)         Basis Adjustments.  To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

(h)         Allocation of Proceeds of Nonrecourse Liability.  The determination of whether any distribution by the Partnership is allocable to the proceeds of a nonrecourse liability of the Partnership shall be made by the General Partner under any reasonable method that is in compliance with Section 1.704-2(h) of the Regulations.

(i)          Allocation of Start-Up Costs.  Syndication or organizational expenses under Section 709 of the Code and start-up expenditures under Section 195 of the Code, to the extent such costs or expenditures are treated as amortizable costs or Code Section 705(a)(2)(B) expenditures for purposes of maintaining Capital Accounts pursuant to Section 1.704-1(b)(2)(iv)(i)(2) of the Regulations, for any fiscal year or other period shall be specially allocated among those Limited Partners admitted to the Partnership on or before the last day of the first full tax year of the Partnership in proportion to their Capital Contributions, provided, however, if any such Limited Partners are admitted to the Partnership on different dates, all such expenses shall be divided among such Limited Partners, to the extent possible, so that the cumulative amount of such expenses allocated to such Limited Partners at any time are always in proportion to their Capital Contributions.  In the event the General Partner shall determine, in its sole discretion, that allocations of such expenses are not equitable to the Limited Partners, the General Partner may specially allocate such expenses in a manner that achieves, in its discretion, an equitable allocation to the Limited Partners, notwithstanding any other provision of this Agreement to the contrary.

(j)           Special Allocation of Recapture Income.  To the extent that the Partnership recognizes gain as a result of the sale of assets which is taxable as ordinary income because it is attributable to recapture of the deductions allowed with respect to cost recovery property (depreciation) in accordance with Section 1245 or 1250 of the Code, such ordinary income shall be allocated among the Partners in the same proportions as the corresponding deductions (depreciation) giving rise to such ordinary income were allocable among the Partners.  Notwithstanding the foregoing, in no event shall any Partner be allocated ordinary income hereunder in excess of the amount of gain allocated to such Partner under this Article 5.

(k)          Curative Allocations.

(i)           The “Basic Regulatory Allocations” consist of allocations pursuant to Sections 5.5(a), 5.5(d), and 5.5(g) hereof.  Notwithstanding any other provision of this Agreement other than those provisions relating to the Regulatory Allocations, the Basic Regulatory Allocations shall be taken into account in allocating items of income, gain, loss, and deduction among the Partners so that, to the extent possible, the net amount of such allocations of other items and the Basic Regulatory Allocations to each Partner shall be equal to the net amount that would have been allocated to each such Partner if the Basic Regulatory Allocations had not occurred.  For purposes of applying the foregoing sentence, allocations pursuant to this Section 5.5(k)(i) shall only be made with respect to allocations pursuant to Section 5.5(g) hereof to the extent the General Partner reasonably determines that such allocation will otherwise be inconsistent with the economic agreement among the parties to this Agreement.

(ii)           The “Nonrecourse Regulatory Allocations” consist of all allocations pursuant to Section 5.5(b) and 5.5(e) hereof.  Notwithstanding any other provision of this Agreement other than those provisions relating to the Regulatory Allocations, the Nonrecourse Regulatory Allocations shall be taken into account in allocating items of income, gain, loss, and deduction among the Partners so that, to the extent possible, the net amount of such allocations of other items and the Nonrecourse Regulatory Allocations to each Partner shall be equal to the net amount that would have been allocated to each such Partner if the Nonrecourse Regulatory Allocations had not occurred.  For purposes of applying the foregoing sentence (A) no allocations pursuant to this Section 5.5(k)(ii) shall be made prior to the fiscal year or other period during which there is a net decrease in Partnership Minimum Gain, and then only to the extent necessary to avoid any potential economic distortions caused by such net decrease in Partnership Minimum Gain, and (B) allocations pursuant to this Section 5.5(k)(ii) shall be deferred with respect to allocations pursuant to Section 5.5(e) hereof to the extent the General Partner reasonably determines that such allocations are likely to be offset by subsequent allocations pursuant to Section 5.5(b) hereof.

(iii)          The “Partner Nonrecourse Regulatory Allocations” consist of all allocations pursuant to Sections 5.5(c) and 5.5(f) hereof.  Notwithstanding any other provision of this Agreement other than those provisions relating to the Regulatory Allocations, the Partner Nonrecourse Regulatory Allocations shall be taken into account in allocating items of income, gain, loss, and deduction among the Partners so that, to the extent possible, the net amount of such allocations of other items and the Partner Nonrecourse Regulatory Allocations to each Partner shall be equal to the net amount that would have been allocated to each such Partner if the Partner Nonrecourse Regulatory Allocations had not occurred.  For purposes of applying the foregoing sentence (A) no allocations pursuant to this Section 5.5(k)(iii) shall be made with respect to allocations pursuant to Section 5.5(f) relating to a particular Partner Nonrecourse Debt prior to the fiscal year or other period during which there is a net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, and then only to the extent necessary to avoid any potential economic distortions caused by such net decrease in Partner Minimum Gain, and (B) allocations pursuant to this Section 5.5(k)(iii) shall be deferred with respect to allocations pursuant to Section 5.5(f) hereof relating to particular Partner Nonrecourse Debt to the extent the General Partner reasonably determines that such allocations are likely to be offset by subsequent allocations pursuant to Section 5.5(c) hereof.

(iv)         The General Partner shall have reasonable discretion, with respect to each fiscal year or other period, to (A) apply the provisions of Sections 5.5(k)(i), 5.5(k)(ii), and 5.5(k)(iii) hereof in whatever order is likely to minimize the economic distortions that might otherwise result from the Regulatory Allocations, and (B) divide all allocations pursuant to Sections 5.5(k)(i), 5.5(k)(ii), and 5.5(k)(iii) hereof among the Partners in a manner that is likely to minimize such economic distortions.

(l)          Allocation of Income from Promote Termination.  To the extent Comanche and Fairland receive any distributions under Section 6.2(c) as a result of any return of capital deemed to have been contributed under Section 9.9(a) as a result of the termination of the Promote, a like amount of income shall be allocated to Comanche and Fairlane.

Section 5.6.          Tax Allocations: Code Section 704(c).

(a)          In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial Gross Asset Value.

(b)         In accordance with the requirements of Section 1.704-1(b)(4)(i) of the Regulations, in the event the Gross Asset Value of any Partnership asset is adjusted pursuant to the definition in this Agreement of Gross Asset Value, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder with respect to property contributed to the Partnership.

(c)         Any elections or other decisions relating to such allocations shall be made by the General Partner in any manner that reasonably reflects the purpose and intention of this Agreement.  Allocations pursuant to this Section 5.6 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Partner’s Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.

Section 5.7.          Other Allocation Rules.

(a)         For purposes of determining the Profits, Losses, or any other item allocable to any period (including periods before and after the admission of a new Partner), Profits, Losses, and any such other item shall be determined on a daily, monthly, or other basis, as determined and allocated by the General Partner using any permissible method under Section 706 of the Code and the Regulations thereunder.

(b)         For federal income tax purposes, every item of income, gain, loss, and deduction shall be allocated among the Partners in accordance with the allocations under Sections 5.2, 5.3, 5.4, 5.5 and 5.6.

(c)         The Partners agree that their interest in Partnership profits for purposes of allocating excess nonrecourse liabilities pursuant to Section 1.752-3(a)(3) of the Regulations shall equal their respective Percentage Interests.

(d)         It is intended that the allocations in Sections 5.2, 5.3, 5.4, 5.5 and 5.6 effect an allocation for federal income tax purposes consistent with Section 704 of the Code and comply with any limitations or restrictions therein.

ARTICLE 6         DISTRIBUTION OF CASH FLOW; CONSTRUCTION PERIOD PAYMENT

Section 6.1.          Distribution of Cash Flow.

Subject to Section 10.2(b) hereof, the Cash Flow of the Partnership shall be distributed to the Partners monthly in the following order of priority:

(a)         Preferred Return.  First, to the Partners in the ratio of their relative Preferred Return Accounts until each Partner’s Preferred Return Account has been reduced to zero; and

(b)         Percentage Distributions.  Thereafter, prior to any termination of the Promote under Section 9.9, (i) fifty percent (50%) to the Equity Partners in the ratio of their respective Contribution Accounts and (ii) fifty percent (50%) to the Cirrus Limited Partners in the respective applicable Promote Percentages set forth in Exhibit E.  After the termination of the Promote under Section 9.9, the remainder of Cash Flow shall be distributed to the Equity Partners in the ratio of their respective Contribution Accounts.

Section 6.2.          Distribution of Capital Proceeds.

The Capital Proceeds of the Partnership shall be applied first to retirement of the Construction Loan until the Construction Loan has been repaid in full.  Thereafter, and subject to Section 10.2(b), the Capital Proceeds of the Partnership shall be distributed to the Partners as soon as practicable after such sale or refinancing in the following order of priority:

(a)         Preferred Return.  First, to the Partners in the ratio of their relative Preferred Return Accounts until each Partner’s Preferred Return Account has been reduced to zero;

(b)         Return of Capital Distributions.  Next, to the Partners in the ratio of their respective Contribution Accounts until each Partner’s Contribution Account has been reduced to zero; and

(c)         Percentage Distributions.  Thereafter, prior to any termination of the Promote under Section 9.9 (i) fifty percent (50%) to the Equity Partners in the ratio of their respective Contribution Accounts, above and (ii) fifty percent (50%) to the Cirrus Limited Partners in the ratio of their respective applicable Promote Percentages set forth in Exhibit E.  After the termination of the Promote under Section 9.9, the remainder of such Capital Proceeds shall be distributed to the Equity Partners in the ratio of their respective Contribution Accounts.

Section 6.3.          Withheld Amounts.

Notwithstanding any other provision of this Article 6 to the contrary, each Partner hereby authorizes the Partnership to withhold and to pay over, or otherwise pay, any withholding or other taxes payable by the Partnership with respect to the Partner as a result of the Partner’s participation in the Partnership.  If and to the extent that the Partnership shall be required to withhold or pay any such taxes, such Partner shall be deemed for all purposes of this Agreement to have received a payment from the Partnership as of the time such withholding or tax is paid, which payment shall be deemed to be a distribution with respect to such Partner’s Partnership Interest to the extent that the Partner (or any successor to such Partner’s Partnership Interest) is then entitled to receive a distribution.  To the extent that the aggregate amount of such payments to a Partner for any period exceeds the distributions to which such Partner is entitled for such period, the amount of such excess shall be considered a loan from the Partnership to such Partner.  Such loan shall be a demand loan, and repayment may be made in the sole discretion of the General Partner out of distributions to which such Partner would otherwise be subsequently entitled.  Any withholdings authorized by this Section 6.3 shall be made at the maximum applicable statutory rate under the applicable tax law unless the General Partner shall have received an opinion of counsel or other evidence satisfactory to the General Partner to the effect that a lower rate is applicable, or that no withholding is applicable.

ARTICLE 7        CONTROL AND MANAGEMENT

Section 7.1.          General.

The General Partner shall have full, exclusive and complete discretion in the management and control of the affairs of the Partnership and shall make all decisions affecting the Partnership’s affairs to the extent permitted in accordance with Sections 7.2 and 7.3 hereof.

Section 7.2.          Overall Authority.

Subject to any limitations expressly set forth in this Agreement, including without limitation Section 7.3 hereof, the General Partner shall perform or cause to be performed, at the Partnership’s expense, management of the assets and business operations of the Partnership, and is expressly authorized on behalf of the Partnership to:

(a)         Perform and carry out the business and purpose of the Partnership and the duties delegated the General Partner in accordance with the terms of this Agreement;

(b)         Maintain all necessary Partnership books and records; commence litigation or defense of the same; settle any litigation involving the Partnership; and establish bank accounts as provided in Section 11.6 in which all Partnership funds shall be deposited and from which payments shall be made;

(c)         Procure and maintain with responsible companies such insurance as may be available in such amounts and covering such risks as are deemed appropriate by the General Partner;

(d)         Execute and deliver, on behalf of and in the name of the Partnership, contracts, agreements and other documents, including, without limitation, agreements with Partners or third parties providing for the management of the Partnership’s business;

(e)         Coordinate all accounting and clerical functions of the Partnership and employ such accountants, lawyers, engineers and other management or service personnel as may from time to time be required to carry on the business of the Partnership;

(f)          File tax returns and make any and all elections on behalf of the Partnership as provided under the Code, including, without limitation, any election to adjust the basis of its assets pursuant to Sections 754, 734(b) and 743(b) of the Code;

(g)         Do such acts, undertake such proceedings and exercise such rights and privileges specifically to (i) obtain an assignment of and assume all obligations under the contract to acquire the Land, (ii) acquire the Land, (iii) fulfill all obligations and execute all transactions contemplated by the contract to acquire the Land, (iv) construct the Improvements, and (v) otherwise develop and operate the Property as contemplated per the Development Budget including expending the amounts per such budget, and contracting with such architects, engineers and other consultants as the General Partner may determine to be necessary or desirable;

(h)         Cause the Partnership to obtain the Construction Loan from the Construction Lender on such terms as the General Partner shall deem advisable in its discretion and a Majority Approval shall have approved, and to extend or renew the Construction Loan, or enter into a new loan to refinance the Construction Loan at any time after the date which is six (6) months from the original maturity of the Construction Loan or any extended maturity date through which the Construction Loan is actually extended, on such terms as the General Partner shall deem advisable in its discretion provided that such terms are reasonable, market based terms;

(i)          Provided CGI approves the Construction Loan, execute any and all documents necessary in the discretion of the General Partner to consummate the Construction Loan including, but not limited to, a First Deed of Trust, Assignment of Rents and other collateral documents requested by the Construction Lender;

(j)          Creating operating or capital budgets which provide for expenditures which are or will be fully reimbursable under leases covering the Improvements or which will not exceed $50,000.00 in the aggregate in any calendar year (the “Threshold Amount”) in excess of the amounts reimbursable under leases covering the Improvements;

(k)         The establishment of reserves up to fifteen cents ($.15) per rentable square foot of the Improvements in excess of those provided under any applicable budget;

(l)          Execute change orders or other amendments to the agreement with the partnership architect or the Construction Contract as may be determined by the General Partner to be appropriate in the course of completion of the Improvements provided that, any amendments which increase or decrease the area of the building constituting a part of the Improvements by 1,000 square feet or more, change the number or function of rooms within the building, change the General Contractor or make any change that would require the consent of the Landlord under the Ground Lease must be approved in writing by CGI in its capacity as a Limited Partner hereunder;

(m)        Any changes in leases not limited under Section 7.3(n);

(n)         Cause the Partnership to incur expenses and related indebtedness in the ordinary course of business of operating the Property, including as set forth in the Development Budget, and including any and all extensions, modifications or renewals of any such indebtedness; and

(o)         Do such acts, undertake such proceedings and exercise such rights and privileges not specifically mentioned herein as the General Partner may deem necessary to conduct the ordinary and customary operations of the Partnership.

Upon request of the General Partner, CGI will execute such consents, as a Limited Partner, as may be required in order for the General Partner to extend or renew the Construction Loan or enter into any new loan to refinance the Construction Loan within the scope of the General Partner’s authority under Section 7.2(h).

Section 7.3.          Limitations.

Notwithstanding the generality of the foregoing Section 7.1 and Section 7.2, the General Partner shall not be empowered, without the Majority Approval of the Partners, including to undertake any of the following (each of which shall constitute a Major Decision”):

(a)         the sale or disposition of all or substantially all of the Property, the merger or consolidation of the Partnership with any other entity or the liquidation or dissolution of the Partnership;

(b)         termination or amendment of the Ground Lease;

(c)         issuance or sale of additional Partnership Interests or admission of a new partner in the Partnership other than in accordance with the procedures set forth in Article 9 of this Agreement;

(d)         the filing of any petition in bankruptcy or reorganization or instituting any other type of bankruptcy, reorganization or insolvency proceeding with respect to the Partnership, consenting to the institution of involuntary bankruptcy, reorganization or insolvency proceedings with respect to the Partnership, the admission in writing by the Partnership of its inability to pay its debts generally as they become due or the making by the Partnership of a general assignment for the benefit of its creditors;

(e)         creating any operating or capital budgets which provide for expenditures in any calendar year in excess of the Threshold Amount, if expenditures in excess of the Threshold Amount are not fully reimbursable under leases covering the Improvements;

(f)          approval of any operating expenditures or capital expenditures not provided for in the applicable operating or capital budget and which are not fully reimbursable under leases covering the Improvements;

(g)         establishment of reserves in excess of fifteen cents ($.15) per rentable square foot of the Improvements beyond those provided for in the applicable budgets, unless required by any lender;

(h)         execution of all leases demising all or part of the Improvements and/or material amendments thereof;

(i)          execution of a guaranty, pledge (including a negative pledge) or lien by the Partnership in favor of  any other entity;

(j)          acceptance of contributions other than cash;

(k)         dissolution of the Partnership;

(l)           making of loans of Partnership funds;

(m)        any expansion, material alteration of or demolition of all or any material portion of the Improvements;

(n)         change the use of the Property or any changes in the Management Agreement or any change in a lease which would reduce the term or reduce the rent or other sums payable under such lease or release any party liable under such lease;

(o)         take and hold all property of the Partnership in the name of the Partnership, including, without limitation, the execution and delivery of the Ground Lease, and to lease the Property to re-release, modify, extend or renew the lease, or enter into a new lease, or

(p)         any amendments to the Construction Contract which would increase or decrease the area of the building constituting part of the Improvements by 1,000 square feet or more, change the number or function of rooms within the building, change the General Contractor or make any changes that would require the consent of the Landlord under the Ground Lease.

Section 7.4.          Tax Matters Partner.

Subject to the provisions hereof, the General Partner is designated the Tax Matters Partner (as defined in Section 6231(a)(7) of the Code), and is authorized and required to represent the Partnership, at the Partnership’s expense, in connection with all examinations of the Partnership’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith.  Each Partner agrees to cooperate with the General Partner and to do or refrain from doing any or all things reasonably requested by the General Partner to conduct such proceedings.  Any Partner other than the General Partner who wishes to participate in such administrative proceedings at the Partnership level may do so, but any expenses incurred by such Partner in connection therewith shall not be deemed a Partnership expense, but shall be paid by such Partner.

Section 7.5.          Construction of the Improvements.

(a)         The Partnership will enter into a general contractor agreement (“Construction Contract”) with the General Contractor to construct the Improvements.  The terms of the Construction Contract shall be subject to the approval of the Construction Lender and the written approval of CGI; and

(b)         Except for the liability of Comanche and Fairlane for Cost Overruns, neither the General Partner nor the Limited Partners shall be responsible for any damages to the Partnership resulting from any breach of the Construction Contract by the General Contractor, including, but not limited to, any failure to construct the Property on the time schedule or in accordance with the plans and specifications set forth in the Construction Contract.  The terms of this Section 7.5(b) shall not affect the liability of Comanche and Fairlane with respect to Cost Overruns.

Section 7.6.          Insurance Program.

At least one month prior to the date that a final Certificate of Occupancy from the applicable authorities is received for any of the Property for the remainder of that calendar year and on or before December 1 of each subsequent calendar year, the General Partner shall update (including any proposed revisions) the Insurance Program for the Partnership and the Property for the following calendar year.  “Insurance Program” means the program for insurance as is customary for a facility of the type and location of the Improvements, as determined by the General Partner in its discretion, and to the extent not otherwise covered by umbrella coverage of Affiliate of the General Partner or by coverage required by the tenant or tenants in the Improvements.

Section 7.7.          Liability and Indemnification of General Partner.

(a)         Except as otherwise provided in this Partnership Agreement, neither the General Partner nor any of its owners, directors, managers, officers, employees or agents will be liable to the Partnership for losses sustained or liabilities incurred as a result of any act or omission if (i) the General Partner or such person acted in good faith and in a manner it reasonably believed to be in the best interests of the Partnership, and (ii) its conduct did not constitute gross negligence or willful or intentional misconduct; and

(b)         Except as otherwise provided in this Partnership Agreement, the General Partner and the owners, directors, managers, officers, employees and agents of the General Partner (each, an “Indemnified Party”) shall, to the extent permitted by law, be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, liabilities, expenses (including legal fees), judgments, fines, settlements and other amounts incurred by such person by reason of its status as the General Partner or, if a person other than the General Partner, as a result of actions taken by the person in furtherance of the General Partner’s duties as set forth herein, if (i) the conduct of the Indemnified Party did not constitute gross negligence or willful or intentional misconduct, (ii) the Indemnified Party acted in good faith, (iii) the Indemnified Party reasonably believed that its actions were in the Partnership’s best interests, and (iv) in the case of a criminal proceeding, such Indemnified Party had no reasonable cause to believe his or its conduct was unlawful.

Section 7.8.          Conflicts of Interest.

(a)         Outside Activities; Conflicts of Interest.  The General Partner or any Affiliate thereof and any owner, director, manager, officer, employee, agent or representative of the General Partner or any Affiliate thereof shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership; provided that (i) neither the General Partner nor any Affiliate may engage in any activities contrary to Section 5.2(b) of the Principal Sublease, (ii) the General Partner shall act in the best interests of the Partnership and (iii) the General Partner shall not enter into any transactions with itself or with any Affiliates without the prior written consent of CGI.  Neither the Partnership nor any of the Partners shall have any rights by virtue of this Agreement or the partnership relationship created hereby in any business ventures of the General Partner, any Affiliate thereof, or any owner, director, manager, officer, employee, agent or representative of either the General Partner or any Affiliate thereof.

(b)         Resolution of Conflicts of Interest.  Unless otherwise expressly provided in this Agreement or any other agreement contemplated herein, whenever a conflict of interest exists or arises between the General Partner or any of its Affiliates, on the one hand, and the Partnership or any Limited Partner, on the other hand, any action taken by the General Partner, in the absence of bad faith by the General Partner, shall not constitute a breach of this Agreement or any other agreement contemplated herein or a breach of any standard of care or duty imposed herein or therein or under the Act or any other applicable law, rule, or regulation.

Section 7.9.          Change of Control.  In the event of the occurrence of a CGI Change of Control Event or Cirrus Change of Control Event, the following provisions shall apply:

(a)         If a CGI Change of Control occurs, then CGI must disclose the valuation of the Property in connection with such transaction (the “Transaction Value”) by written notice (the “CGI Change of Control Valuation Notice”) to the Cirrus Representative at least thirty (30) days prior the closing of such transaction.  The Cirrus Partners shall then have the right to elect to require that CGI purchase the Partnership Interests of all of the Cirrus Partners by delivery of written notice (the “Cirrus Election Notice”) of such election from the Cirrus Representative to CGI within ten (10) days after the receipt by the Cirrus Representative of the CGI Change of Control Valuation Notice.  The Cirrus Partners shall have the right to sell their Partnership Interests either (i) based solely on the Transaction Value or (ii) based on the higher of the Transaction Value or the Property Value determined in accordance with Section 7.9(f).  The Cirrus Representatives shall designate in the Election Notice either (i) or (ii) of the preceding sentence as the basis for determining the purchase of their Partnership Interests.  If the Cirrus Partners select clause (ii) under the preceding sentence, then the Property Value shall be determined under Section 7.9(f).  In the event the Cirrus Partners elect to sell their Partnership Interests to CGI, the purchase of the Partnership Interests of the Cirrus Partners shall be equal to the amount the Cirrus Partners would receive if the Property had been sold for a cash amount equal to the Transaction Value or the Property Value (as may be applicable) and the proceeds distributed in accordance with Section 6.2, net of the respective shares of any then existing Cost Overruns to be borne by the Cirrus Limited Partners.  The closing of the sale of the Partnership Interests of the Cirrus Partners shall occur simultaneously with the closing of the transaction giving rise to the CGI Change of Control, subject to any delays which may result from determining the Property Value under the terms of Section 7.9(f).

(b)         In the event of the occurrence of a Cirrus Change of Control, then CGI will have the right to purchase the Partnership Interests of all of the Cirrus Partners, provided that CGI elects to do so by written notice (the “CGI Election Notice”) to the Cirrus Representative delivered within ten (10) days after receipt by CGI of written notice of the Cirrus Change of Control from the Cirrus Representative.  In the event CGI elects to purchase the Partnership Interests of the Cirrus Partners, the valuation of such Partnership Interests shall be based on the Property Value determined under the terms of Section 7.9(f).  The purchase price of such Partnership Interests shall be equal to the amount the Cirrus Partners would receive if the Property had been sold for a cash amount equal to the Property Value so determined and the proceeds distributed in accordance with Section 6.2, net of the respective shares of any existing Cost Overruns to be borne by the Cirrus Limited Partners.

(c)         In the event the Partnership Interests of the Cirrus Partners are to be purchased under the terms of this Section 7.9, the closing of such sale shall occur in the offices of the Partnership (i) in the case of any sale resulting from a CGI Change of Control, simultaneously with the closing of the transaction giving rise to the CGI Change of Control, or on the date specified by the Cirrus Representative at least ten (10) days in advance thereof in the event the determination of the Purchase Price of such Partnership Interests is determined under Section 7.9(f) and the Property Value is not available on the date of the closing of such transaction, or (ii) in the case of a Cirrus Change of Control, then on or before thirty (30) days following the receipt by CGI and the Cirrus Representatives of the determination of the Property Value.

(d)         At any closing of the sale of the Partnership Interests of the Cirrus Partners, CGI shall cause all of the Cirrus Partners and/or their Affiliates to be released from any and all guaranties of obligations of the Partnership and/or indemnities executed in favor of any of the Partnership’s lenders.  Further, in the event the sale of such Partnership Interests arises as a result of the occurrence of a CGI Change of Control Event, Comanche and Fairlane shall be released as of such date of closing from any and all obligations thereafter to make any contribution or payment as a result of any Cost Overruns which were not payable as of the closing.  However, if the sale of such Partnership Interests by the Cirrus Partners results from the occurrence of a Cirrus Change of Control Event, then Comanche and Fairlane will retain their obligation to pay to the Partnership their respective shares of Controllable Overruns for a period of one hundred eighty (180) days following the date of the issuance of the Certificate of Occupancy.

(e)         At any closing under this Section, the Cirrus Partners and CGI shall execute such instruments and documents in form and substance reasonably satisfactory to the other as may be necessary or appropriate to transfer the Partnership Interests subject to such transaction and take such other action as may be required to transfer such Partnership Interests free and clear of all liens, security interests, claims and encumbrances, against receipt by the seller Partner, in immediately available funds, of the consideration determined in accordance with this Section 7.9.  All funds required to be paid at closing shall be in immediately available funds.  Nothing in this Section shall require that the Cirrus Partners take any action in the event of a CGI Change of Control and nothing in this Section shall require that CGI take any action in the event of the occurrence of a Cirrus Change of Control.  However, time shall be of the essence for both the Cirrus Partners and CGI in exercising their rights under this Section.  If the Cirrus Election Notice is not delivered within the ten (10) day period provided in Section 7.9(a), or the CGI Election Notice is not delivered within the ten (10) day period provided under Section 7.9(b), then the right to purchase the Partnership Interests provided under those sections shall be deemed irrevocably waived as to the circumstances or events that gave rise to such purchase right.  However, such purchase rights may arise again in the future in the event of a further CGI Change of Control or further Cirrus Change of Control, respectively.

(f)          For the period of ten (10) days following the delivery of the Election Notice by the Cirrus Representative or delivery of CGI Election Notice, as the case may be, CGI and the Cirrus Representative shall endeavor in good faith to agree upon a value of the Property.  If the Cirrus Representative and CGI are able to agree upon such value within such ten (10) day period, then such agreed upon value shall be the purchase price determined under this Section 7.9(f).

(i)              In the event the Cirrus Representative and CGI do not agree upon the value of the Property for any reason within the ten (10) day period provided in Section 7.9(f), above, then the Cirrus Representative shall within thirty (30) days obtain an appraisal of the Property from an MAI appraiser selected by the Cirrus Representative, who is familiar with acute care hospital, inpatient rehabilitation hospital, long term acute care hospital and other specialty hospital property values in the Southeastern United States.  Upon receipt of such appraisal, the Cirrus Representative shall provide a copy of the same to CGI.  If CGI is in agreement with the value of the Property as determined in such appraisal, then such appraised value shall be the Property Value for purposes of this Section 7.9(f).  In the event CGI does not agree with the value of the Property as determined in such appraisal or in the event the Cirrus Representative does not provide an appraisal within the thirty (30) day period provided, CGI shall have a period of thirty (30) days following receipt of the appraisal from the Cirrus Representatives [or within thirty (30) days following the period provided for the Cirrus Representative to obtain an appraisal in the event no such appraisal is obtained] in which to obtain a second appraisal from an MAI appraiser selected by CGI who is familiar with acute care hospital, inpatient rehabilitation hospital, long term acute care hospital and other specialty hospital property values in the Southeastern United States.  If either the Cirrus Representative or CGI fails to designate their respective appraisers within the period provided, then the valuation of the Property will be determined solely by the appraisal obtained within the required period.  In the event neither the Cirrus Representative nor CGI obtains appraisals, then the Election Notice pursuant to which such appraisals were to have been obtained shall be rendered void.

(ii)             If the two appraisals agree upon the value of the Property, then such agreed upon value shall be the Property Value for purposes of this Section 7.9(f).  In the event the difference between the two appraisals does not exceed five percent (5%) of the lower value of the two appraised values, then the Property Value will be the average of the two values determined in such appraisals.  In the event the difference between the two appraisals is more than five percent (5%) of the lower value, a third MAI appraiser who is familiar with acute care hospital, inpatient rehabilitation hospital, long term acute care hospital and other specialty hospital property values in the Southeastern United States shall be selected by the Cirrus Representative and CGI jointly to appraise the Property.  In the event the Cirrus Representative and CGI are unable to agree upon the third MAI appraiser, then an independent third appraiser who is familiar with acute care hospital, inpatient rehabilitation hospital, long term acute care hospital and other specialty hospital property values in the Southeastern United States shall be selected by the Atlanta office of the American Arbitration Association. Upon receipt of the third appraisal, the Cirrus Representative and CGI shall both be provided copies.  If two of the appraisals establish the same appraised value for the Property, then the value established in such two appraisals will be the Property Value for purposes of this Section 7.9(f).  If no two appraisals establish the same value, then the Property Value will be the average of the two appraised values that are the closest to each other, with the third appraised value not being taken into account.  For purposes of the appraisals to be obtained in this Section 7.9(f), each appraisal shall presume a lease term equal to the period between the date of the appraisal and the remainder of an eighty (80) year term for the Ground Lease commencing on the commencement date of the Ground Lease.

(iii)            Each appraiser shall independently and confidentially conduct the required appraisal.  CGI shall pay the cost of the appraiser obtained by CGI and the Cirrus Representative shall pay the cost of the appraiser obtained by the Cirrus Representative.  The Cirrus Representative and CGI shall split the cost of designating the third appraiser and the cost of the third appraisal in preparation of its appraisal.

Section 7.10.        Appointment of Cirrus Representative.

(a)         Each of the Cirrus Partners irrevocably constitutes and appoints Jason K. Dodd (the “Cirrus Representative”) as such Person’s true and lawful attorney-in-fact and agent and authorizes him acting for such Cirrus Partner and in such Cirrus Partner’s name, place and stead, in any and all capacities to:

(i)              deliver all notices required to be delivered by the Cirrus Partners under Section 7.9 of this Agreement; and

(ii)             receive all notices required to be delivered to the Cirrus Partners under Section 7.9 of this Agreement.

(b)         Each Cirrus Partner agrees that CGI shall be entitled to rely on any action taken by the Cirrus Representative, on behalf of the Cirrus Partners, pursuant to Section 7.9 (each, an “Authorized Action”), and that each Authorized Action shall be binding on each Cirrus Partner as fully as if such Cirrus Partner had taken such Authorized Action.

(c)         In order for the Cirrus Partners to replace the Cirrus Representative, the Cirrus Partners must submit to CGI a Certificate of Appointment, executed by Persons holding, individually or collectively, a majority of the Partnership Interests owned collectively by the Cirrus Partners and the new Cirrus Representative, which shall:  (a) specifically express the Cirrus Partners’ intent to remove the Cirrus Representative and (b) name the new Cirrus Representative, who must also be a Cirrus Partner.  CGI may rely on any instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, that the CGI in good faith believes to be genuine, to have been signed or presented by the person or parties purporting to sign the same and to conform to the provisions of this Agreement.

Section 7.11.        Removal of General Partner.

(a)         The General Partner may be removed by CGI for “cause,” as this term is defined in this Section.  In the event of the occurrence of cause, CGI shall have the right to remove the General Partner during a period of sixty (60) days following the date on which CGI obtains actual notice of the existence of such cause.  In the event CGI elects to remove the General Partner, then CGI shall appoint a new General Partner which shall be admitted into the Partnership as General Partner and the existing General Partner shall be removed as a Partner with the Percentage Interest of the General Partner being transferred to Comanche and Fairlane in equal portions.  In the event of any contest as to the existence of cause under the provisions of Section 7.11(c), the exercise of the right to remove the General Partner will be deferred under the period of sixty (60) days following the determination of the existence of cause.  In the event CGI does not act within the applicable sixty (60) day period herein provided, then any right to remove the General Partner with respect to such event or circumstance constituting cause shall be deemed irrevocably waived.

(b)         For purposes of this Section 3.05, the term “cause” means (i) willful misconduct, breach of fiduciary duty, fraud, misappropriation of Partnership funds or property, or gross negligence of the General Partner which results in a material loss to the Partnership, (ii) the death or permanent disability of both of Hutchison and Dodd or the cessation of both Hutchison Dodd to be involved in the business and affairs of the General Partner, or (iii) breach of this Agreement by the General Partner that is not cured within the time provided in Section 7.11(d).

(c)         In the event CGI asserts cause for removal of the General Partner (i) under clause (i) of Section 7.11(b), (ii) any asserted disability of Hutchison and/or Dodd, or (iii) clause (iii) of Section 7.11(b) with respect to non-monetary defaults, the General Partner may request that the existence of such cause be determined by arbitration.  In the event the General Partner desires to refer any asserted cause to arbitration, the General Partner shall provide notice of such request to CGI within ten (10) days after the date of receipt of the notice from CGI of asserted cause.  In the event the General Partner and CGI are unable to agree upon a single arbitrator acceptable to all parties within ten (10) days after a demand for arbitration is received from the General Partner, then such arbitrator shall be selected by the American Arbitration Association or (if the American Arbitration Association fails to select such arbitrator within ten (10) days after any party’s request for it to do so) any court in Dallas County, Texas, having jurisdiction over the matter.  After selection of the arbitrator, the matter shall be arbitrated under the rules of the American Arbitration Association.  The place of the arbitration shall be Dallas, Dallas County, Texas.  The cost of the arbitrator shall be borne by the General Partner if it is determined that cause for removal exists and, otherwise, by CGI.

(d)         In the event CGI has asserted a breach of this Agreement by the General Partner, no “cause” shall exist unless, in the case of the failure to make any monetary payment, the General Partner fails to make such monetary payment within ten (10) days after the receipt of written notice of default from CGI and, in the case of any non-monetary obligation, the General Partner fails to cure such default within thirty (30) days following the receipt of written notice from CGI [provided that, in the case of any non-monetary obligation which cannot reasonably be cured thirty (30) days, then such thirty (30) day period shall be extended for such additional period as may be reasonably required in order to cure the default in such non-monetary obligation so long as the General Partner acts reasonably in commencing and pursuing the cure of such default].  In the event the General Partner disputes the existence of such default under Section 7.11(c), the cure period in this Section 7.11(d) shall not commence until the existence of such default is determined in a final arbitration award determined pursuant to Section 7.11(c).

ARTICLE 8         RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS

Section 8.1.          Limited Liability.

Except for any personal guaranties which any Limited Partner may enter into with respect to any loan to the Partnership, the Limited Partners shall not have any personal liability whatsoever, whether to the Partnership, the General Partner or any creditor of the Partnership, for any of the debts of the Partnership or any of the losses thereof beyond its Capital Contributions to the Partnership.  The terms of this Section 8.1 shall not affect the liability of Comanche and Fairlane with respect to Cost Overruns.

Section 8.2.          No Management Rights.

The Limited Partners, as such, shall not take part in the management of the Partnership or transact any business for or on behalf of the Partnership.  All management responsibility is vested in the General Partner.

Section 8.3.          No Authority to Bind Partnership.

The Limited Partners shall not have the power or authority to sign for or to bind the Partnership.  All authority to act on behalf of the Partnership is vested in the General Partner.

Section 8.4.          Meetings; Voting Procedure Notice.

The General Partner may at any time call a meeting, or for a vote without a meeting, of the Limited Partners, and shall call for such meeting or vote and give written notice thereof within ten days following receipt of a written request therefore by Limited Partners holding at least 10% of the Percentage Interests.  The General Partner shall furnish written notice of any such meeting or vote to the Partners of record as of the date of sending the notice to the Notice Address for each such Partner, which notice shall include the purpose or requested purpose of meeting or vote.  Such meeting or vote shall be held not less than five or more than 60 days following furnishing of the notice, unless all Limited Partners consent in writing to waive notice.  Expenses of the meeting or vote and all notices thereof shall be borne by the Partnership.  If a meeting is to be held, such meeting shall be held at the principal office of the Partnership or at such other place as may be designated by the General Partner in the notice of any such meeting.

Section 8.5.          Manner of Voting.

Partners shall vote based on their respective Percentage Interests (i) at a meeting, in person, by written proxy or by a signed writing directing the manner in which it desires that its vote be cast or (ii) without a meeting, by a signed writing directing the manner in which it desires that its vote be cast, which writing, in each case, must be received by the General Partner prior to or on the date upon which the votes of the Limited Partners are to be counted.  Only the votes of Limited Partners of record as of the date of such meeting or vote shall be counted.  For the purpose of determining the Partners entitled to vote on, or to vote at, any meeting of the Partners or any adjournment thereof, the General Partner or the Limited Partner requesting such meeting may fix, in advance, a date as the record date for any such determination.  Such date shall not be more than 30 days nor less than 10 days before any such meeting.

Section 8.6.          Action Without Meeting.

Any action that may be taken by the Partners may be taken without a meeting if a consent in writing setting forth the action so taken is signed by the Partners.

Section 8.7.          Meetings by Teleconference.

Meetings may be held by means of telephone conference, video conference or similar communications equipment by means of which all Persons participating in the meeting can hear each other.  Participation in such a meeting shall constitute presence in person at such meeting, except where a Person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE 9        TRANSFERS OF INTEREST OF PARTNERS

Section 9.1.          General Prohibition.

No Partner shall make or suffer any transfer, assignment, encumbrance, or pledge (a “Transfer”) of all or any part of its Partnership Interest, whether now owned or hereafter acquired, except in accordance with the terms of this Partnership Agreement or upon death or disability, and any purported Transfer not made in compliance with this Partnership Agreement shall be void and of no force and effect.

Section 9.2.          Transfer by General Partner.

The General Partner may not Transfer any or all of its Partnership Interest, whether now owned or hereafter acquired, without a prior Majority Approval and without any required consent of Construction Lender.  Notwithstanding the foregoing, the Majority Approval shall not be required in the event of a Transfer by the General Partner of all of its Partnership Interest to an Affiliate of the General Partner.

Section 9.3.          Transfer by Limited Partner.

No person shall make or suffer any Transfer of all or any part of a Limited Partner Partnership Interest, whether now owned or hereafter acquired, except with the prior written consent of the General Partner and CGI or as a result of death, disability, or divorce (to the extent the spouse of the person who owns such Limited Partner Partnership Interest has a community interest in or other entitlement thereto).

Section 9.4.          Securities Law Compliance.

The Partnership Interests have not been registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or with the state securities laws of Texas or any other state.  Without such registration, no person or entity may effect or suffer a Transfer unless such person or entity provides evidence satisfactory to the General Partner, which, in the discretion of the General Partner, may include an opinion of counsel satisfactory to the General Partner to the effect that such registration is not required for such Transfer and to the effect that any such Transfer will not be in violation of the Securities Act of 1933, as amended, applicable state securities laws, or any rule or regulation promulgated thereunder.  Notwithstanding the foregoing, however, no opinion will be required in connection with any Transfer of Partnership Interests between existing Partners of the Partnership.

Section 9.5.          Substituted Partners.

Unless otherwise provided in this Agreement, an assignee of a Partner other than under this Article IX may become a substituted partner only with the consent of the General Partner and compliance with any other requirements of the Act (other than any that require a different consent of Partners).

Section 9.6.          Amendment of Certificate of Formation.

If required by the Act, the Partners shall cause the Certificate of Formation to be amended, if and when appropriate, to reflect the substitution or addition of Partners in accordance with this Partnership Agreement.

Section 9.7.          Publicly Traded Partnership Provisions.

The General Partner may require, as a condition to any Transfer of a Partnership Interest of a Limited Partner, that, in the General Partner’s reasonable determination, (i) the Transfer will not jeopardize the treatment of the Partnership as a partnership for federal income tax purposes, and (ii) the Transfer will not cause the Partnership to be characterized as a “publicly traded partnership” within the meaning of Section 7704 of the Code.

Section 9.8.          Distributions and Allocations in Respect of Transferred Partnership Interests.

If any Partnership Interest is Transferred during any fiscal year in compliance with the provisions of this Article 9, Profits, Losses, and all other items attributable to the Transferred interest for such period shall be allocated between the Transferor and the Transferee by taking into account their varying interests during the period in accordance with Section 706 of the Code, using any conventions permitted by law and selected by the General Partner.  All distributions on or before the date of the Transfer shall be made to the Transferor.  Solely for purposes of making such allocations and distributions, the Partnership shall recognize the Transfer not later than the end of the calendar month during which it is given notice of the Transfer; provided, however, that if the Partnership does not receive a notice stating the date the Partnership Interest was Transferred and such other information as the General Partner may reasonably require within 30 days after the end of the fiscal year during which the Transfer occurs, then all of such items shall be allocated, and all distributions shall be made, to the Person who, according to the books and records of the Partnership, on the last day of the fiscal year during which the Transfer occurs, was the owner of the Partnership Interest.  Neither the Partnership nor any Partner shall incur any liability for making allocations and distributions in accordance with the provisions of this Section 9.8 whether or not any Partner or the Partnership has knowledge of any Transfer of ownership of any Partnership Interest.

Section 9.9.         Promote Monetization.  At any time between the second (2nd) anniversary of the date of this Agreement and the fourth (4th) anniversary of the date of this Agreement, the Cirrus Representative shall have the right to initiate the monetization procedures set forth in this Section (as such period may be extended by Majority Approval).

(a)         The Cirrus Representative, acting on behalf of all Cirrus Partners, shall deliver written notice (the “Monetization Notice”) to CGI electing to implement the provisions of this Section 9.9.  Within ten (10) business days following receipt by CGI of the Monetization Notice, CGI shall deliver written notice (the “CGI Response Notice”) setting forth the value of the entire Property (the “CGI Valuation”).  Thereafter, the Cirrus Partners and CGI shall discuss the CGI Valuation and any differences of opinion which the Cirrus Partners may have as to the valuation of the Property.  If, at the end of such thirty (30) days following the date of delivery of the Monetization Notice, all parties are in agreement on the value of the Property, then the Partnership shall terminate the Promote in exchange for the payment provided for in this Section 9.9, utilizing such agreed valuation, less actual transaction costs.  If the parties have failed to agree upon the value of the Property, the General Partner will have a further ten (10) days in which to hire a listing agent of its choice.  Such listing agent will solicit letters of intent or contracts for the purchase of the Property by third parties.  The acceptance by the Partnership of a letter of intent or contract for the purchase of the Property from the Partnership will constitute a Major Decision.  However, if the purchase price of the Property, as reflected in the most favorable letter of intent or contract received by the General Partner, is higher than the CGI Valuation, then CGI will be obligated to either approve the sale of the Property to the third party tendering such contract or letter of intent, in which case the net proceeds thereof shall be distributed pursuant to clause (ii) of Section 6.2(c) hereof, or contribute sufficient funds to the Partnership so that the Partnership will have sufficient funds to terminate the Promote based upon payment of the Promote Termination Amount, calculated using the valuation set forth in such letter of intent or contract, less actual transaction costs (but excluding any financing, transfer, title or other fees or costs incurred by CGI in financing or refinancing at substantially the time of the closing of the termination of the Promote).  If the value of the Property as reflected in the contract or letter of intent with the highest valuation for the Property received by the Partnership is less than the CGI Valuation, then the Cirrus Partners will have the right to either elect for the Promote to be terminated by the Partnership based upon the CGI Valuation or terminate the process under this Section 9.9 and retain their Promote (subject to any later initiation of the procedure set forth in this Section 9.9 during the period specified in the introductory paragraph of this Section 9.9).  Notice of the election of the Cirrus Partners (the “Cirrus Election Notice”) must be delivered by the Cirrus Representative within twenty (20) days following the receipt of the letter of intent or third party contract proposed to be accepted by the General Partner.  The Cirrus Partners may not deliver more than three (3) Monetization Notices during the term of the Partnership.  As used in this Section 9.9, the term (i) “Promote Value” shall mean the valuation of the Property in the letter of intent or contract received by the General Partner and designated by the General Partner for monetization valuation purposes; and (ii) “Promote Termination Amount” shall mean ninety percent (90%) of the amount which the Cirrus Partners would receive for their Promote based upon a sale of the Property for the Promote Value, and distribution of the proceeds of such sale under the distribution priorities under Section 6.2, net of the respective shares of any existing Controllable Overruns to be borne by the Cirrus Limited Partners.

In the event of termination of the Promote pursuant to the terms of this Section 9.9, an amount equal to ten percent (10%) of the Promote Value shall be treated as a Capital Contribution and credited equally to the Capital Account of Comanche and Fairlane.

(b)         At the closing, the General Partner shall be removed and a new general partner selected by CGI shall be admitted as the substitute general partner.  Further, at the closing, CEF will be withdrawn as a Limited Partner, with no further payment.

(c)         In the event the Promote of the Cirrus Partners is to be terminated under the terms of this Section 9.9, the closing of such termination shall occur in the offices of the Partnership within ten (10) days after the date of delivery by the Cirrus Representative of the Cirrus Election Notice to have the Promote terminated by the Partnership pursuant to this Section 9.9.

(d)         At the closing of such transaction, CGI shall cause all of the Cirrus Partners and/or their Affiliates to be released from any and all guaranties of obligations of the Partnership and/or indemnities executed in favor of any of the Partnership’s lenders; provided that, such release shall not include the obligation which any Cirrus Partner remaining as Partners after such transaction may have under this Agreement.

(e)         At the closing of the termination of the Promote, (i) the Cirrus Partners and CGI shall execute and deliver such instruments and documents in form and substance reasonably satisfactory to the other as may be necessary or appropriate to effectuate the transaction contemplated, and (ii) the Promote Termination Amount shall be contributed by CGI to the Partnership and immediately paid to the Cirrus Partners entitled thereto in immediately available funds.

(f)          None of the Cirrus Partners shall have any obligation to make any Capital Contributions to the Partnership in connection with the monetization of the Promote.

Section 9.10.        Right of First Refusal Upon Transfer.

(a)     If any Partner should decide to effect a voluntary Transfer of all or any portion of such Partner’s Partnership Interest in violation of this Agreement, then the Partnership and the other Partners shall, in addition to all other rights and remedies available to them pursuant to this Agreement or applicable law, have the option to purchase such Partnership Interests prior to any such voluntary Transfer in the sequence and manner specified in Section 9.11 below, for the lower of the third-party offer price for the attempted Transfer or the purchase price based on the Property Value determined under Section 7.9(f) hereof.

(b)     Whenever a Partner has any notice or knowledge of any attempted, impending or consummated involuntary Transfer of, or lien, charge or other encumbrance upon, any of such Partner’s Partnership Interests, whether by operation of law or otherwise, (“Involuntary Transfer”), such Partner shall give immediate written notice thereof to the Partnership and the other Partners.  Such notice shall specify all information relevant to the Involuntary Transfer, including whether all or a portion of such Partner’s Partnership Interests is subject to the Involuntary Transfer, the identity of the transferee, a description of the nature of the Involuntary Transfer and a copy of any written documents relating to the Involuntary Transfer.  Such notice by a Member shall constitute an offer to sell all of the Involuntary Transfer Units to the Partnership and the other Partners, in the sequence and manner specified in Section 9.11 below, for the purchase price based on the Property Value as provided under Section 7.9(f).

(c)     At the time a Partner sends a written notice under this Section 9.10, such Partner shall also send to the Partnership any certificates, if any, for the Partnership Interest subject to Involuntary Transfer so offered, together with transfer instruments executed in blank sufficient to effect the transfer of all of such Units, if purchased pursuant to such offer, which shall be held by the Partnership in trust for delivery to the purchasers of such Partnership Interests if a sale is effected hereunder.

(d)     In determining a purchase price based on the Property Value as determined under Section 7.9(f), such purchase price shall be equal to the amount that would be received by the selling Partner if the Property had been sold for the Property Value as so determined under Section 7.9(f) and the proceeds of such sale distributed to all of the Partners in accordance with Section 6.2.

Section 9.11.        Provisions Related to Exercise of Purchase Options.

(a)         In the event that an offer or option to sell any Partnership Interest arises pursuant to Section 9.10 of this Agreement, the Partnership and all other Partners (all Partners, excluding transferees and the Partner whose Partnership Interests are subject to transfer, the “Qualified Partners”) shall have an option to purchase all or any portion of such Partnership Interest on the terms and conditions set forth below:

(i)           For thirty (30) days after receiving written notice of such offer or written notice of the event triggering an option, the Partnership shall have an irrevocable option to elect to purchase any part or all of the Partnership Interest to which the offer or option applies pursuant to the applicable paragraph of this Agreement (“Option Interest”).

(ii)           If the Partnership shall not exercise its option to purchase all of the Option Interest, then for a period of thirty (30) days after the Partnership’s option expires, each of the Qualified Partners shall have an irrevocable option to purchase a percentage of the unpurchased Option Interest, with each Qualified Partner’s percentage determined by dividing the Partnership Interest of such Qualified Partner on the date of such notice by the total amount of Partnership Interests held by all of the Qualified Partners on such date.

(iii)          If, within the option period provided in subsection 9.10 above, any Qualified Partner fails to exercise such option in full, the Partnership shall, within five (5) days after the expiration of the 30-day option period in such subsection, notify the other Qualified Partner of such circumstance.  For a period of fifteen (15) days after such notice, each of such other Qualified Partners shall have an irrevocable option to purchase any part or all of the unpurchased portion of the Option Interest.  If more than one remaining Qualified Partner desires to exercise such option, each shall be entitled to the lesser of (x) the portion of the Option Interest to which such Qualified Partner has exercised the option under this subsection or (y) a percentage of the unpurchased Option Interest, with each Qualified Partner’s percentage determined by dividing the Partnership Interest of such Qualified Partner on the date of such election by the total amount of Partnership Interests held by all of the Qualified Partners exercising an option under this subsection 9.11.

(iv)          If, after the option period provided in subsection 9.10 above, any Option Interest remains unpurchased and the options exercised by one or more Qualified Partners under subsection 9.10 are not satisfied in full, then each Qualified Partner who exercised his option under such subsection in an amount not less than the portion of the Option Interest of Units determined under clause (y) thereof for such Partner shall have the option to purchase such remaining portion of Option Interest in the same manner as provided in subsection 9.10.  This subsection 9.11 shall apply for as many rounds of options as are required to either result in the purchase of all portions of the Option Interest or satisfy in full all options exercised by Qualified Partners.

(b)         If the Partnership or a Partner desires to exercise in whole or in part an option to purchase a Partnership Interest under this Agreement, such party shall signify such exercise and the portion of Option Interests to be purchased by such party by delivering written notice to the Partnership and the other Partners within the applicable option period under this Agreement, together with such consideration, if any, required at that time by the section of this Agreement under which such option arises.  Upon receipt of a notice to exercise an option, the Partnership shall promptly transmit the notice to the selling Partner or his or her legal representative, as the case may be.

ARTICLE 10       TERMINATION AND LIQUIDATION

Section 10.1.        Termination.

(a)          The Partnership shall be wound up and terminated upon the first to occur of the following:

(i)            December 31, 2080;

(ii)           An election by the General Partner, with the written consent of CGI, to wind up the Partnership following (x) the sale or other disposition of all or substantially all of the Partnership assets or (y) the Bankruptcy or insolvency of the Partnership;

(iii)          The Bankruptcy, withdrawal or winding up of the General Partner, or any other event that results in its ceasing to be the General Partner (other than by reason of a Transfer pursuant to Section 9.2); or

(iv)          Any other event that, under the Act, would require its winding up.

(b)         Upon the occurrence of an event described in Section 10.1(a)(iii) or (iv), the Limited Partners representing over fifty percent (50%) of the Percentage Interests may within ninety (90) days after the occurrence of such event, elect to reconstitute, and continue the business of, the Partnership and designate as a successor general partner one or more parties to be admitted to the Partnership as a new General Partner.  If the business of the Partnership is continued pursuant to this Section 10.1(b), the former General Partner shall retain and be entitled to its interest in the Profits, Losses and Cash Flow of the Partnership to the same extent as it was prior to the occurrence of an event described in Section 10.1(a)(iii), and shall otherwise have the rights of a limited partner under the Act, except that it shall have no voting rights under the terms hereof.

Section 10.2.        Liquidation.

(a)         Unless the Partnership is continued under Section 10.1(b), or except as otherwise provided herein, upon the termination of the Partnership no further business shall be conducted except for the taking of such action as shall be necessary for the winding up of the affairs of the Partnership and the distribution of its assets to the Partners pursuant to the provisions of this section.  The General Partner shall act as the liquidating trustee who shall have full authority to wind up the affairs of the Partnership and to make final distributions as provided herein.  The liquidating trustee may sell all of the assets of the Partnership at the best price available;

(b)         Upon the liquidation of the Partnership, all of the assets of the Partnership shall be applied, and distributed, by the liquidating trustee in the following order:

(i)           To the creditors of the Partnership other than the Partners;

(ii)          To setting up the reserves which the liquidating trustee may deem necessary for contingent or unforeseen liabilities or obligations of the Partnership, or of the Partners arising out of or in connection with the Partnership or its liquidation;

(iii)         To the Partners with respect to any loans or advances (including accrued interest); and

(iv)         The balance, if any, to the Partners or their lawful assignees in accordance with the provisions of Section 6.2.

Notwithstanding any other provision of this Agreement, the parties intend that the allocation provisions contained in Article 5 shall produce final Capital Account balances of the Partners that will permit liquidating distributions under Section 10.2(b)(iv) to be made in a manner identical to the order of priorities set forth in Section 6.2.  To the extent that the allocation provisions contained in Article 5 would fail to produce such final Capital Account balances, (a) such provisions may be amended by the General Partner if and to the extent necessary to produce such result, and (b) Profits and Losses of the Partnership for prior open years (or items of gross income, gain, loss and deduction of the Partnership for such years) may be reallocated by the General Partner among the Partners to the extent it is not possible to achieve such result with allocations of items of income (including gross income and gain), deduction and loss for the current year and future years.

(c)         Any distributions in kind to the Partners shall be valued at the fair market value thereof, as reasonably determined by the liquidating trustee.

(d)         The liquidating trustee shall comply with any requirements of the Act or other applicable law, except as modified by this Agreement, pertaining to the winding up of a partnership, at which time the Partnership shall stand liquidated.

ARTICLE 11       ACCOUNTING

Section 11.1.        Fiscal Year.

The fiscal year of the Partnership shall be the calendar year.

Section 11.2.        Books and Records.

The General Partner shall keep, or cause to be kept, full and accurate books and records with respect to the Partnership’s business and of all transactions of the Partnership in accordance with principles and practices generally accepted for the accrual method of accounting or Generally Accepted Accounting Principles (GAAP).

Section 11.3.        Inspection of Records.

(e)         On written request stating a proper purpose, a Partner or an assignee of a Partnership Interest may examine in the office of the General Partner and copy, in person or through a representative, records required to be kept under Section 153.551 of the Act and other information regarding the business, affairs, and financial condition of the limited partnership as is just and reasonable for the person to examine and copy.

(f)          The records requested under Section 11.3(a) may be examined and copied at a reasonable time and at the Partner’s sole expense.

Section 11.4.        Preparation of Tax Returns.

The General Partner shall arrange for the preparation and timely filing of all returns of Partnership income, gain, loss, deduction, credit, and other items necessary for federal, state, and local income tax purposes and shall use all reasonable efforts to furnish to the Partners within ten (10) days after the Partnership returns are filed the tax information reasonably required for federal and state income tax reporting purposes.  The classification, realization, and recognition of income, gain, loss, deduction, credit, and other items shall be on the cash or accrual method of accounting for federal income tax purposes, as the General Partner shall determine in its sole discretion.

Section 11.5.        Annual Reports and Statements.

Within ninety (90) days after the end of each fiscal year of the Partnership the General Partner shall cause to be delivered to the Limited Partners financial statements setting forth as of the end of and for such fiscal year the following:

(a)         A profit and loss statement and a balance sheet of the Partnership certified by the General Partner; and

(b)         The balance in the Capital Account of each Partner.

Section 11.6.        Bank Accounts.

The General Partner shall upon the formation of the Partnership open such bank account or accounts as it shall deem necessary in one or more banks selected by the General Partner in its discretion.  The Partnership’s bank account or accounts shall be in the name of the Partnership and no funds of the Partnership shall be commingled with funds of any other person.  The General Partner shall cause all funds of the Partnership to be deposited in the bank account of the Partnership.

Section 11.7.        Monthly Reports.

The General Partner shall within seven (7) business days after the end of each month furnish a monthly report to the Limited Partners, which report will contain the following information:

(a)         A monthly and year-to-date operating statement, including actual, budget and variance for each line item;

(b)         A report detailing the progress of the marketing of the Property, including any prospective leasing opportunities and potential lease rates and terms;

(c)         A detailed balance sheet;

(d)         Bank reconciliation and outstanding checklist;

(e)         Expense distribution for invoices paid;

(f)          Account reconciliations for all material accounts or as requested; and

(g)         During the construction period, a report regarding the status of construction.

Section 11.8.        Tax Elections.

(a)         General.  Except as otherwise provided herein, the General Partner shall, in its sole discretion, determine whether to make any available tax election on behalf of the Partnership as provided under the Code, including, without limitation, any election to adjust the basis of the Property pursuant to Sections 754, 734(b) and 743(b) of the Code.  The General Partner shall obtain the written consent of CGI regarding major decisions.

(b)         Organizational Expenses.  The Partnership shall elect to deduct or amortize, as permitted, expenses incurred in organizing the Partnership as provided in Section 709 of the Code.

(c)         Taxation as a Partnership.  No election shall be made by the Partnership or any Partner for the Partnership to be excluded from the application of any of the provisions of Subchapter K, Chapter 1 of Subtitle A of the Code or from any similar provisions of any state tax laws.  To ensure that interests in the Partnership are not traded on an established securities market within the meaning of Section 1.7704-1(b) of the Regulations or readily tradable on a secondary market or the substantial equivalent thereof within the meaning of Section 1.7704-1(c) of the Regulations, notwithstanding any other provision of this Agreement to the contrary: (i) the Partnership shall not participate in the establishment of a market or the inclusion of its interests thereon, and (ii) the Partnership shall not recognize any transfer made on any market by (A) redeeming the transferor Partner (in the case of a redemption or repurchase by the Partnership) or (B) admitting the transferee as a Partner or otherwise recognizing any rights of the transferee, such as a right of the transferee to receive Partnership distributions (directly or indirectly) or to acquire an interest in the capital or profit of the Partnership.

ARTICLE 12       AMENDMENTS

Section 12.1.        Amendments.

Except as provided in Section 12.2, this Agreement may be amended only with the written consent of the General Partner and a Majority Approval.

Section 12.2.        Amendments to be Adopted Solely by General Partner.

The General Partner may, without the consent of any Limited Partner, amend any provision of this Agreement to reflect:

(a)         Any revision to either Exhibit C or Exhibit D hereof to reflect the addition and substitution of Limited Partners and changes in the Capital Contributions and Percentage Interests in accordance with the provisions of this Agreement;

(b)         A change in the name of the Partnership, in the registered office or registered agent of the Partnership, or in the location of the principal place of business of the Partnership; or

(c)         A change that will not adversely affect Limited Partners in any material respect.

ARTICLE 13       REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PARTNERS

Section 13.1.        The General Partner.

The General Partner hereby represents, warrants and covenants to and with the Partnership and the other Partners as follows:

(a)         The General Partner is a limited liability company, and the Partnership is a limited partnership, each of which is duly organized, validly existing and in good standing under the laws of the State of Texas; and

(b)         The execution and delivery by the General Partner of this Agreement, and the performance by the General Partner of its obligations hereunder have been duly authorized by all necessary action on the part of the General Partner and will not cause the breach of or constitute a default under any material agreement to which the General Partner is a party or by which any of its assets may be bound;

Section 13.2.        Limited Partner Representations, Warranties and Covenants.

The Limited Partners hereby severally represent, warrant and covenant to and with the Partnership and the other Partners as follows:

(a)         Each Limited Partner that is an entity is duly organized and validly existing under the laws of the State of organization;

(b)         Each Limited Partner that is an entity has full power and authority and all necessary federal, state and local franchises, licenses and authorizations to own all of its property and assets, and to conduct the business currently being conducted and to be conducted under this Agreement;

(c)         The execution and delivery by each Limited Partner of this Agreement, and the performance by such Limited Partner of its obligations hereunder have been duly authorized by all necessary partnership and corporate action on the part of such Limited Partner, and will not cause the breach of or constitute a default under any material agreement to which such Limited Partner is a party or by which any of its assets may be bound;

(d)         There is no action, suit or proceeding pending or to the best of each Limited Partner’s knowledge threatened against such Limited Partner in any court or before or by any federal, state, county or municipal department, commission, board, bureau or agency or other governmental instrumentality;

(e)         Each Limited Partner recognizes that the Partnership is a speculative venture involving a high degree of risk;

(f)          Each Limited Partner understands that no state or federal governmental authority has made any finding or determination relating to the fairness for investment of a limited partnership interest in the Partnership and that no state or federal government authority has recommended or endorsed, or will recommend or endorse, the investment in any Partnership Interest in the Partnership;

(g)         Each Limited Partner recognizes that there is no market for a Partnership Interest in the Partnership, that there will not be any market for a Partnership Interest in the Partnership in the foreseeable future, that the transferability of a Partnership Interest in the Partnership is restricted, and that such Limited Partner cannot expect to be able to liquidate its investment readily in case of emergency, or to pledge its Partnership Interest to secure borrowed funds; and

Section 13.3.        Indemnity for Breach of Representation Warranties and Covenants.

Each Limited Partner severally agrees to indemnify the other Partners and the Partnership for any costs, expenses, damages and losses, including lost profits incurred as a result of the breach by such Limited Partner of any of the representations, warranties and covenants contained in Section 13.2 above.

ARTICLE 14       FEES AND REIMBURSEMENTS

Section 14.1.        Development Fee.

The Partnership shall pay to the General Partner a development fee equal to three and six-tenths percent (3.6%) of the total cost of the construction of the Improvements as provided in the Development Budget.  The Development Fee will be payable on a prorate basis over the Construction Period or as the Construction Lender may require.

Section 14.2.        Financing Fee.

The Partnership will pay a financing fee equal to one-half of one percent (0.5%) of the amount of the Construction Loan to Cirrus or its Affiliate.

Section 14.3.        Property Management Fee.

Beginning on the date of completion of the Improvements, the Partnership shall pay to Cirrus or its Affiliates an annual property management fee equal to three and one-half percent (3.5%) of the total gross rental income generated by the Property.  It is contemplated that the Partnership will enter into a management agreement with The Specialty Hospital, LLC, or designee of such entity, to manage the Improvements during the term of the lease to The Specialty Hospital, LLC.  During the term of such management agreement, two and seventy-five hundredths percent (2.75%) of the gross rental income generated by the Property out of the management fee otherwise payable to Cirrus will be paid to The Specialty Hospital, LLC or its designee.  Notwithstanding the foregoing, the payment of the fee provided under this section is contingent upon receipt of such funds by the Partnership in reimbursement from Tenants of the Property.

Section 14.4.        Development Expenses and Overhead.

The Partnership will reimburse Cirrus or its Affiliate for development expenses and overhead equal to Two Dollars ($2.00) per gross square foot of the Improvements constructed on the Land.

Section 14.5.        Out-of-Pocket Expenses.

The Partnership shall reimburse Cirrus and its Affiliates for all out-of-pocket expenses incurred in connection with the acquisition, financing and construction of the Property, and the organization, management and operation of the Partnership, including, without limitation, legal fees, pursuit costs, travel and the like incurred in connection with the foregoing.  In addition, the Partnership shall reimburse CGI and its Affiliates for all reasonable out-of-pocket expenses incurred by CGI or its Affiliates in connection with the organization of the Partnership, including legal and travel costs, not to exceed $25,000.00.

Section 14.6.        Additional Compensation of General Partner.

The Partnership shall not pay any compensation to the General Partner, any Affiliate of the General Partner or any other person related to the General Partner except as specifically set forth in this Article 14.

ARTICLE 15      MISCELLANEOUS

Section 15.1.        Notices.

Whenever any notice is required or permitted to be given under any provision of this Agreement, such notice shall be in writing, signed by or on behalf of the person giving the notice, and shall be deemed to have been given when delivered by hand or traceable nationwide parcel delivery service, overnight or next business day service with signed courier receipt, by facsimile or electronic mail upon confirmation of successful transmission, or by U.S. Postal Services three (3) business days after deposit in the U.S. mail, first-class delivery with postage prepaid, addressed to the person or persons to whom such notice is to be given to the address set forth or described in Section 3.4 hereof (or at such other address as shall be provided by a Partner to the Partnership).

Section 15.2.        Applicable Laws.

This Agreement, and the application or interpretation hereof, shall be governed exclusively by its terms and construed in accordance with the substantive federal laws of the United States and by the laws of the State of Texas, including its conflicts of laws rules.

Section 15.3.        Cumulative Remedies.

Each party to this Agreement shall be entitled to all remedies provided by this Agreement in law or equity; all such remedies are cumulative and the use of one right or remedy by any party shall not preclude or waive its right to use any or all other remedies.

Section 15.4.        Counterparts.

This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had all signed the same document.  All counterparts shall be construed together and shall constitute one agreement.

Section 15.5.        Successors and Assigns.

The terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Agreement, their respective successors and assigns.

Section 15.6.        Entire Agreement.

This Agreement shall constitute the entire contract between the parties, and there are no other further agreements outstanding not specifically mentioned herein; provided, however, that the parties may amend and supplement this Partnership Agreement in writing from time to time in a manner and to the extent provided herein and by law.

Section 15.7.        Personal Property.

The interests owned by the Partners in this Partnership are personal property.

Section 15.8.        Invalidity of Provisions.

In case any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect, but the extent of such invalidity or unenforceability does not destroy the basis of the bargain among the Partners as expressed herein, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

Section 15.9.        Attorneys’ Fees.

(a)         The Partnership shall pay the reasonable attorney’s fees and direct costs of the General Partner, any of the Cirrus Limited Partners and their Affiliates (and CGI as provided in Section 14.5) incurred in connection with their respective investments in the Partnership, including, but not limited to, the attorneys’ fees incurred in the preparation and negotiation of this Agreement.

(b)         If any litigation is initiated by any Partner against another Partner relating to this Agreement or the subject matter hereof, the Partner prevailing in such litigation shall be entitled to recover, in addition to all damages allowed by law and other relief, all court costs and reasonable attorneys’ fees incurred in connection therewith.

Section 15.10.      Partition.

Each of the Partners irrevocably waives, during the term of the Partnership and during any period of its liquidation following any dissolution, any right that it may have to maintain any action for partition with respect to any of the assets of the Partnership.

Section 15.11.      Agreement Negotiations.

This Agreement is the result of detailed negotiations among the Partners and the terms herein have been agreed upon after prolonged discussion.  All Partners agree and acknowledge they were represented by competent counsel in such negotiations and that in construing the Agreement no Partner shall be considered to have drafted this Partnership Agreement

Section 15.12.      Confidentiality.

(a)         The General Partner and the Partnership agree that all information, whether written or oral, and all copies thereof received from the Limited Partners, including without limitation, any financial statements, credit information, information concerning other investments, or other background information regarding the Limited Partners, is and shall remain confidential and shall be held in strictest confidence.  The General Partner and the Partnership agree that, except for disclosures to the attorneys and accountants of the Partnership who need such information to perform services on behalf of the Partnership, no such information shall be disclosed unless required by court order or other legal process.

(b)         This Partnership Agreement and the subject matter hereof are and shall remain confidential.  None of the Partners shall disclose this Partnership Agreement or any of its provisions to any third parties, except for disclosures (i) made to a Partner’s attorneys or accountants in connection with the preparation of a Partner’s tax returns (in which event, the Partner shall disclose only so much information as may be required in connection with the preparation of the Partner’s return), (ii) which are required by court order or other legal process, or (iii) approved in writing by all of the Partners.

Notwithstanding the foregoing, it is understood that CGI may be required to disclose information regarding this Partnership Agreement to potential investors, regulators and other persons under applicable regulations pertaining to publicly held entities.  Any such disclosure shall constitute an exception to the terms of this Section 15.12.

(c)         The parties agree that an adequate remedy at law does not exist for a breach of this Section 15.12.  The parties agree that in addition to any other remedy at law, a party can obtain an injunction prohibiting the violation of this Section 15.12.

Section 15.13.      Arbitration.

Each of the Partners and the Partnership hereby agrees between and among themselves that any dispute, controversy or claim arising out of or relating to this Agreement or the subject matter of this Agreement or the breach, termination or invalidity thereof shall be resolved by binding arbitration in accordance with procedure or binding non judicial arbitration (“Arbitration”) then in effect in the State of Texas or by a single arbitrator to be appointed by the American Arbitration Association in Dallas, Texas.  The arbitration shall be the sole and exclusive forum for resolution of the dispute or controversy, and the award shall be final, binding and enforceable, and may be confirmed by the judgment of a competent court.  The prevailing party in any such Arbitration shall be entitled to recover its reasonable cost and reasonable legal fees from the other party or parties.

Section 15.14.      Disclosure of Tax Treatment.

Except as reasonably necessary to comply with applicable securities laws and notwithstanding anything in this Agreement or the other agreements pertaining to the Partnership to the contrary (collectively, the “Transaction Documents”), such Transaction Documents do not prevent, and have never prevented, any Partner (and each employee, representative, or other agent of such Partner) from disclosing to any and all persons, without limitation of any kind, the U.S. federal income tax treatment and tax structure (as those terms are defined in the applicable Treasury Regulations) of the Partnership and all materials of any kind (including opinions or other tax analyses) that have been or will be provided to such Partners relating to such tax treatment and tax structure; provided that a Partner must notify the General Partner promptly of any request for such information.  In interpreting the immediately preceding sentence, it is the intent of the Partners that they have been and are expressly authorized to disclose whatever information is necessary and/or required such that the Partnership will not be a “confidential transaction” within the meaning of either Treasury Regulation §1.6011-4(b)(3) or Treasury Regulation §301.6111-2(c), as such regulations may be amended, modified or clarified.  For these purposes, “tax structure” is limited to facts relevant to the U.S. federal income tax treatment of the Partnership and does not include information relating to the identity of the Partners or their Affiliates.

Section 15.15.      List of Exhibits.

The following exhibits are attached hereto, incorporated herein, and made a part hereof for all purposes:

Exhibit A – Property Description
Exhibit B – Development Budget
Exhibit C – Initial Cash Capital Contributions
Exhibit D – Percentage Interests
Exhibit E – Promote Interests

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the undersigned have executed this Partnership Agreement as of the date and year first above written.

GENERAL PARTNER

ROME LTH MANAGERS, LLC,
a Texas limited liability company

By:	/s/ Jason K. Dodd
Name:	Jason K. Dodd
Title:	Manager

Address:	9301 North Central Expressway
Suite 300
Dallas, Texas 75231

GENERAL PARTNER SIGNATURE PAGE
TO THE AGREEMENT OF LIMITED PARTNERSHIP OF
ROME LTH PARTNERS, LP

IN WITNESS WHEREOF, the undersigned have executed this Partnership Agreement as of the date and year first above written.

LIMITED PARTNER:

COMANCHE INTERESTS, LLC,
a Texas limited liability company

By:	/s/ William L. Hutchison, Jr.
William L. Hutchison, Jr.

Address:	9301 North Central Expressway
Suite 300
Dallas, Texas 75231

LIMITED PARTNER SIGNATURE PAGE
TO THE AGREEMENT OF LIMITED PARTNERSHIP OF
ROME LTH PARTNERS, LP

IN WITNESS WHEREOF, the undersigned have executed this Partnership Agreement as of the date and year first above written.

LIMITED PARTNER:

FAIRLANE FUND ONE, LP,
a Texas limited partnership

By:	Fairlane Advisors, LLC,
a Texas limited liability company
its general partner

	By:	/s/ Jason K. Dodd
Jason K. Dodd, Manager

Address:		4329 Hyer Street
Dallas, Texas 75205

LIMITED PARTNER SIGNATURE PAGE
TO THE AGREEMENT OF LIMITED PARTNERSHIP OF
ROME LTH PARTNERS, LP

IN WITNESS WHEREOF, the undersigned have executed this Partnership Agreement as of the date and year first above written.

LIMITED PARTNER:

2010 CEF, LP,
a Texas limited partnership

By:	2010 CEF Managers, LLC,
a Texas limited liability company

	By:	/s/ Stephanie Toliver
	Name:	Stephanie Toliver
	Title:	Manager

Address:		9301 N. Central Expressway
Suite 300
Dallas, Texas 75231

LIMITED PARTNER SIGNATURE PAGE
TO THE AGREEMENT OF LIMITED PARTNERSHIP OF
ROME LTH PARTNERS, LP

IN WITNESS WHEREOF, the undersigned have executed this Partnership Agreement as of the date and year first above written.

LIMITED PARTNER:

CORNERSTONE ROME LTH PARTNERS LLC,
a Delaware limited liability company

By:	/s/ Terry G. Roussel
Name:	Terry G. Roussel
Title:	As President of Cornerstone Growth & Income REIT, Inc., as General Partner of Cornerstone Growth & Income Operating Partnership, LP, as General Partner of CGI Healthcare Operating Partnership, LP, as Manager

Address:	1920 Main Street, Ste. 400
Irvine, CA 92614

LIMITED PARTNER SIGNATURE PAGE
TO THE AGREEMENT OF LIMITED PARTNERSHIP OF
ROME LTH PARTNERS, LP

JOINDER OF CIRRUS

Cirrus is joined in the execution of this Partnership Agreement to acknowledge its agreement to the terms of Section 4.2(c).

THE CIRRUS GROUP, LLC,
a Texas limited liability company

By:	/s/ Jason K. Dodd
Jason K. Dodd, Manager

Address:	9301 North Central Expressway
Suite 300
Dallas, Texas 75231

JOINDER OF CIRRUS

EXHIBIT A

PROPERTY DESCRIPTION

BEING A LEASE PARCEL LYING WHOLLY WITHIN THE  CAMPUS OF FLOYD MEDICAL CENTER, LOCATED IN THE THIRD WARD OF THE CITY OF ROME, FLOYD COUNTY, GEORGIA, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

Commencing at an iron pin in the southerly right-of-way margin of Turner McCall Boulevard, said iron pin being located at the point of curvature of a curve in the intersection of the southerly right-of way margin of Turner McCall Boulevard with the westerly right-of-way margin of North Fourth Avenue; thence, with the southerly right-of-way margin of Turner McCall Boulevard, North 89°02’08” West a distance of 288.33 feet to a hole found in concrete; thence, leaving said southerly right of-way margin, South 13°38’54” West a distance of 78.66 feet to a point in the most northeasterly corner of the Lease Parcel to be described, and the true and actual Point of Beginning;

Thence South 01°00’46” West a distance of 31.00 feet to a point;
Thence South 88°59’13” East a distance of 7.00 feet to a point;
Thence South 01°00’47” West a distance of 37.67 feet to a point;
Thence North 88°59’13” West a distance of 7.00 feet to a point;
Thence South 01°00’47” West a distance of 31.00 feet to a point;
Thence North 88°59’13” West a distance of 127.50 feet to a point;
Thence South 01°00’47” West a distance of 23.76 feet to a point on the face of an existing building;
Thence, with face of said building, North 88°59’12” West a distance of 23.67 feet to a point;
Thence, leaving face of said building, North 01°00’47” East a distance of 23.76 feet to a point;
Thence North 88°59’13” West a distance of 46.02 feet to a point;
Thence North 01°12’09” East a distance of 31.00 feet to a point;
Thence North 88°59’13” West a distance of 7.09 feet to a point;
Thence North 01°00’47” East a distance of 37.67 feet to a point;
Thence South 88°59’13” East a distance of 7.00 feet to a point;
Thence North 01°00’47” East a distance of 31.00 feet to a point;
Thence South 88°59’13” East a distance of 197.17 feet to the Point of Beginning.

The parcel thus described contains 20,741.24 square feet, or 0.476 acre, more or less.

EXHIBIT B

DEVELOPMENT BUDGET

THE SPECIALTY HOSPITAL
ROME, GA
DEVELOPMENT BUDGET

Building (gsf):	52,944	Building (rsf):	52,944	Rev. 12/22/2009
Building (usf):	52,944	Ef. Fact. (%):	0%	

					TOTAL	COST / GSF	COST / RSF
HARD COSTS:							
LAND COST					$0	$0.00	$0.00
BUILDING SHELL					$7,524,723	$142.13	$142.13
SITEWORK					$565,490	$10.68	$10.68
DESIGN MATERIAL UPGRADES					$150,000	$2.83	$2.83
DEMOLITION					$0	$0.00	$0.00
PARKING GARAGE					$0	$0.00	$0.00
TENANT FINISH	N/a	0 USF	$0.00 / USF	$0			
	FLOYD (SHELL)	7,329 USF	$0.00 / USF	$0			
	LTACH	45,615 USF	$82.44 / USF	$3,760,541			
	N/a	0 USF	$0.00 / USF	$0			
TENANT FINISH (TOTAL)		52,944 USF			$3,760,541	$71.03	$71.03
ENTITLEMENTS & CIVIC IMPACT FEES					$90,000	$1.70	$1.70
PAYMENT AND PERFORMANCE BOND					$0	$0.00	$0.00
LINEAR ACCELERATOR VAULT (ALLOWANCE)					$0	$0.00	$0.00
INTERIOR IMPROVEMENTS					$0	$0.00	$0.00
OFF-SITE IMPROVEMENTS					$0	$0.00	$0.00
INSURANCE AND TAXES					$100,000	$1.89	$1.89
TOTAL HARD COSTS					$12,190,754	$230.26	$230.26
FURNITURE, FIXTURES & EQUIPMENT:							
BUILDING LOBBY					$5,000	$0.09	$0.09
OUTDOOR FURNITURE					$2,500	$0.05	$0.05
MAJOR MOVEABLE EQUIPMENT					$225,000	$4.25	$4.25
TOTAL FF&E					$232,500	$4.39	$4.39
SOFT COSTS:							
A/E FEES (SHELL)							
	ARCHITECTURAL (Includes Int Design)		$612,000	$11.56			
	M/E/P		$170,000	$3.21			
	STRUCTURAL		$68,000	$1.28			
TOTAL A/E FEES (SHELL)					$850,000	$16.05	$16.05
ARCHITECTURAL REIMBURSEABLES					$91,388	$1.73	$1.73
CIVIL ENGINEERING FEES / DUE DILIGENCE					$6,950	$0.13	$0.13
BOUNDARY AND TOPOGRAPHICAL SURVEY					$7,500	$0.14	$0.14
PLATTING					$0	$0.00	$0.00
SEISMIC ENGINEER					$0	$0.00	$0.00
LANDSCAPE DESIGN					$0	$0.00	$0.00
TESTING					$48,750	$0.92	$0.92
PARKING/TRAFFIC					$0	$0.00	$0.00
SOILS TEST					$17,086	$0.32	$0.32
ENVIRONMENTAL SITE ASSESSMENT					$29,123	$0.55	$0.55
APPRAISAL					$9,655	$0.18	$0.18
MEDICAL EQUIPMENT PLANNER					$30,000	$0.57	$0.57
OTHER CONSULTANTS					$307,000	$5.80	$5.80
ENTITLEMENT EXPEDITOR					$0	$0.00	$0.00
LENDER INSPECTION FEES					$4,875	$0.09	$0.09
REAL ESTATE TAXES					$3,600	$0.07	$0.07
CONSTRUCTION PERIOD GROUND & PARKING RENT					$43,400	$0.82	$0.82
LEGAL					$156,669	$2.96	$2.96
LENDER'S COUNSEL					$40,000	$0.76	$0.76
BROKER/DEALER					$0	$0.00	$0.00
TITLE/CLOSING					$70,000	$1.32	$1.32
ACCOUNTING					$7,500	$0.14	$0.14
INSURANCE					$10,000	$0.19	$0.19
DEVELOPER EXPENSES & OVERHEAD					$107,990	$2.04	$2.04
TRAVEL					$34,300	$0.65	$0.65
DEVELOPER FEE					$587,235	$11.09	$11.09
TOTAL SOFT COSTS					$2,463,021	$46.52	$46.52
FINANCING COSTS:							
CONSTRUCTION LOAN ORIGINATION FEE					$92,000	$1.74	$1.74
EQUITY SYNDICATION FEE					$0	$0.00	$0.00
DEBT PLACEMENT FEE					$62,000	$1.17	$1.17
CONSTRUCTION PERIOD INTEREST					$537,809	$10.16	$10.16
TOTAL FINANCING COSTS					$691,809	$13.07	$13.07
MARKETING COSTS:							
ADVERTISING					$0	$0.00	$0.00
OTHER MARKETING COSTS					$20,000	$0.38	$0.38
MEDICAL SERVICES CONSULTATION					$0	$0.00	$0.00
TECHNOLOGY INFRASTRUCTURE SETUP					$10,000	$0.19	$0.19
LEASING COMMISSIONS					$0	$0.00	$0.00
TOTAL MARKETING COSTS					$30,000	$0.57	$0.57
CONTINGENCIES:							
DEVELOPMENT CONTINGENCY					$488,802	$9.23	$9.23
OTHER CONTINGENCY					$146,500	$2.77	$2.77
PROJECT CARRY					$50,000	$0.94	$0.94
TOTAL CONTINGENCY					$685,302	$12.94	$12.94
TOTAL PROJECT BUDGET					$16,293,386	$307.75	$307.75

EXHIBIT C

INITIAL CASH CONTRIBUTIONS

	Amount	Percent of Equity

General Partner:

Rome LTH Managers, LLC	$0	0%

Limited Partners:

Comanche Interests, LLC	$191,447.29	5.0%

Fairlane Fund One, LP	$191,447.29	5.0%

2010 CEF, LP	$0	0%

Cornerstone Rome LTH Partners LLC	$3,446,051.14	90.0%

TOTAL	$3,828,945.71	100.0%

EXHIBIT D

INITIAL PERCENTAGE INTERESTS

Name	Initial Percentage Interest

General Partner:

Rome LTH Managers, LLC		.50%

Limited Partners:

Comanche Interests, LLC	4.45%

Fairlane Fund One, LP	4.45%

2010 CEF, LP	.60%

Cornerstone Rome LTH Partners LLC	90.00%

		99.50%

		100.00%

EXHIBIT E

PROMOTE PERCENTAGES

	(1)	(2)

Rome LTH Managers, LLC	1.00%	1.11%

Comanche Interests, LLC	46.50%	46.11%

Fairlane Fund One, LP	46.50%	46.11%

2010 CEF, LP	6.00%	6.67%

	100.00%	100.00%

(1)	The Promote Percentage to utilize for distributions under Sections 6.1(b) and 6.2(c) prior to any termination of the Promote.

(2)	The Promote Percentage to utilize for distributions under clause (ii) of Section 6.2(c) if the Promote is terminated under Section 9.9(a).